UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Amendment #2

Registration Statement under the Securities Act of 1933

NSM Holdings, Inc.
(Name of small business issuer in its charter)
Delaware	5945	98-0425713
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Suite 210D, 8351 Alexandra Road, Richmond, British Columbia, V6X 3P3, Canada 604.671.8780
(Address and telephone number of principal executive offices)
Rene Daignault 1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6, Canada 604.648.0527
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Securities to be registered	Amount to be registered	Offering price per share	Aggregate offering price	Registration Fee (1)
shares of common stock to be offered by NSM	2,500,000	$0.10	$250,000	$31.68
shares of common stock to be offered by selling stockholders	945,000	$0.10	$94,500	$11.97
TOTAL	3,445,000		$344,500	$43.65

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act of 1933.

The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Preliminary Prospectus
NSM Holdings, Inc.
3,445,000 shares of common stock

NSM Holdings, Inc. (“NSM”) is offering up to 2,500,000 shares of common stock on a self underwritten basis. The offering price is $0.10 per share and the maximum amount to be raised is $250,000. NSM intends to offer the 2,500,000 shares through its sole officer and director to investors, both inside and outside the United States. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by NSM is being conducted on a best efforts basis. There is no minimum number of shares required to be sold by NSM. All proceeds from the sale of these shares will be delivered directly to NSM and will not be deposited in any escrow account. If the entire 2,500,000 shares of common stock are sold, NSM will receive gross proceeds of $250,000 before expenses of approximately $37,600. NSM plans to end the offering on July 28, 2005. However, NSM may, at its discretion, end the offering sooner or extend the offering until October 2005. No assurance can be given on the number of shares NSM will sell or even if NSM will be able to sell any shares.

In addition, this prospectus relates to the resale of up to 945,000 shares of common stock by selling stockholders. The selling stockholders may sell their common stock from time to time in private negotiated transactions. The selling stockholders, other than NSM’s president, will offer or sell shares of NSM’s common stock at $0.10 per share unless and until the offering price is changed by subsequent amendment to this prospectus, or when NSM’s shares of common stock become listed or quoted on a securities market. Should NSM’s shares of common stock become listed or quoted, selling stockholders may then sell their shares at prevailing market prices or privately negotiated prices. NSM’s president will offer and sell his shares of common stock at $0.10 per share unless and until the offering price is changed by subsequent amendment to this prospectus. NSM will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. However, NSM will pay for the expenses of this offering and the selling stockholders’ offering.

There is no public market for the shares of common stock of NSM.

A purchase of NSM’s common stock is highly speculative and investors should not purchase shares of NSM’s common stock unless they can afford to lose their entire investment. Investing in NSM’s common stock involves risks. See “Risk Factors” starting on page for factors to be considered before investing in NSM’s shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

If NSM changes the fixed offering price, it will file an amendment to the registration statement.

The date of this prospectus is __________________.
Subject to completion.

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Table of Contents

SUMMARY OF OFFERING	5
RISK FACTORS	6
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	11
DILUTION	12
PLAN OF DISTRIBUTION	14
NSM’s Offering	14
Stockholder’s Offering	16
LEGAL PROCEEDINGS	18
MANAGEMENT	19
EXECUTIVE COMPENSATION	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
PRINCIPAL STOCKHOLDERS	20
DESCRIPTION OF SECURITIES	21
DESCRIPTION OF BUSINESS	22
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	26
Plan of Operation	29
DESCRIPTION OF PROPERTY	31
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31
EXPERTS	32
FINANCIAL STATEMENTS	33
Audited Financial Statements as of November 30, 2004 and May 31, 2004	33

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SUMMARY OF OFFERING

NSM’s business

NSM is a Delaware company that operates through its wholly-owned subsidiary, Northern Star Distributors Ltd. NSM is in the e-commerce business and provides products and services for model ship enthusiasts, offering its products and services to the internet consumer through its website www.northernstarmall.com.

NSM is a holding company incorporated under the laws of the State of Delaware on April 8, 2004. NSM has one subsidiary, Northern Star Distributors Ltd. (“Northern Star”), which is the operating company and was incorporated under the laws of the Province of British Columbia on April 8, 2004.

NSM’s administrative and operational office is located at Suite 210D, 8351 Alexandra Road, Richmond, British Columbia, V6X 3P3, Canada, telephone (604) 681-8780. NSM’s registered statutory office is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. NSM’s fiscal year end is May 31.

The offering: Following is a brief summary of this offering:

Securities being offered	2,500,000 shares of common stock (maximum) offered by the Company 945,000 shares of common stock offered by the selling stockholders
Number of shares outstanding before the offering	3,445,000 shares of common stock
Number of shares outstanding after the offering	5,945,000 shares of common stock, assuming all offered shares are sold.
Offering price per share	$0.10 per share
Net Proceeds to NSM	$250,000, assuming all offered shares are sold
Use of proceeds
Project development, including projects to develop and populate the website and to increase traffic to the website
Marketing, including the creation of a marketing strategy for the website and products
Repayment of debt
Working capital

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Selected Financial Data (audited)

The following financial information summarizes the more complete historical, audited, and unaudited financial information provided in this registration statement.

	Accumulated April 8, 2004 to November 30, 2004 (audited)	Six month period ended November 30, 2004	From inception to May 31, 2004 (audited)
Balance Sheet
Total Assets	$65,154	$65,154	$8,810
Total Liabilities	$40,166	$40,166	$22,166
Stockholders’ Equity (Deficit)	$24,988	$24,988	($13,356)
Income Statement
Revenue	$20,590	$20,590	Nil
Total Expenses	$47,942	$32,086	$15,856
Net Loss	$39,390	23,534	$15,856

RISK FACTORS

Please consider the following risk factors before deciding to invest in NSM’s shares of common stock.

Risks associated with NSM:

1.  NSM is an initial development stage company and may not be able to continue as a going concern and may not be able to raise additional financing.

A note provided by NSM’s independent auditors in NSM’s financial statements for the period from inception, April 8, 2004, through November 30, 2004 contains an explanatory note that indicates that NSM is an initial development stage company and its ability to continue as a going concern is dependent on continued financial support from its shareholders, raising additional capital to fund future operations and ultimately to attain profitable operations. The explanatory note states that, because of such uncertainties, there may be a substantial doubt about NSM’s ability to continue as a going concern. This note may make it more difficult for NSM to raise additional equity or debt financing needed to run its business and is not viewed favorably by analysts or investors. NSM urges potential investors to review this report before making a decision to invest in NSM.

2.  NSM lacks an operating history and has losses that it expects to continue into the future. If the losses continue NSM will have to suspend operations or cease operations.

NSM was incorporated on April 8, 2004 and NSM has no significant operating history upon which an evaluation of its future success or failure can be made. NSM’s net loss since inception is $39,390. NSM’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to generate revenues from its planned business operations and to reduce development costs.

Based upon current plans, NSM expects to incur up to $18,000 in operating losses over the next 12 to 18 months. This will happen because there are expenses associated with the development and operation of its website. NSM cannot guaranty that it will be successful in generating revenues in the future. Failure to generate revenues may cause NSM to go out of business.

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3.  NSM does not have sufficient funds to complete each phase of its proposed plan of operation and as a result may have to suspend operations.

Each of the phases of NSM’s plan of operation is limited and restricted by the amount of working capital that NSM has and is able to raise from financings and generate from business operations. NSM currently does not have sufficient funds to complete each phase of its proposed plan of operation and NSM expects that it will not satisfy its cash requirements for the next 12 months. As a result, NSM may have to suspend or cease its operations on one or more phases of the proposed plan of operation. Until NSM is able to generate any consistent and significant revenue it may be required to raise additional funds by way of equity. At any phase, if NSM finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If NSM cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital.

4.  Failure to successfully compete in the e-commerce industry with established e-commerce companies may result in NSM’s inability to continue with its business operations.

There are three prominent, established e-commerce companies that are competitors with NSM. Each of www.model-ships.com and www.shipslocker.com and www.handcraftedmodelships.com have been in business for at least four years. Each of the competitors are private companies and as a result it is difficult for NSM to determine its competitive position among these competitors. Based on feedback from NSM’s customers, management thinks that NSM provide s a wider range of products than its competitors. NSM expects competition in this market to increase significantly as new companies enter the market and current competitors expand their online services.

If NSM is unable to develop and introduce enhanced or new technology or services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, NSM may not be able to compete effectively.

In addition, NSM’s competitors may develop content that is better than NSM’s or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Competitive pressures created by any one of these companies, or by NSM’s competitors collectively, could have a negative impact on NSM’s business, results of operations and financial condition and as a result, NSM may not be able to continue with its business operations.

5.  NSM is relatively new to the internet marketplace with no history of operations and, as a result, NSM’s ability to operate and compete effectively may be affected negatively.

In deciding whether to purchase NSM’s shares of common stock, and the likelihood of NSM’s success, you should consider that NSM is relatively new to the internet marketplace and has no operating history upon which to judge its current operations. As a result, you will be unable to assess NSM’s future operating performance or its future financial results or condition by comparing these criteria against its past or present equivalents.

Also, the computer and Internet industries are characterized by rapidly changing technologies, frequent introductions of new products, services, and industry standards. NSM’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of NSM’s services, as well as, the development and maintenance of the Internet’s infrastructure to cope with this increased traffic. NSM’s future success will also depend in large part on its ability to develop and enhance NSM’s products and services. There are significant technical risks in the development of new or enhanced services, including the risk that NSM will be unable to effectively use new technologies, adapt its services to emerging industry standards, or develop, introduce and market new or enhanced products and services.

Also, if NSM is unable to develop and introduce enhanced or new products and services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these products and services do not achieve market acceptance, NSM may not be able to compete effectively.

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6.  Since NSM’s success depends upon the efforts of Zuber Jamal, the key member of its management, and its ability to attract and retain key personnel, NSM’s failure to retain key personnel will negatively effect its business.

NSM’s business is greatly dependent on the efforts of its CEO, Zuber Jamal, and on its ability to attract, motivate and retain key personnel and highly skilled technical employees. Currently, NSM does not have any employment agreement with Mr. Jamal and does not carry a key man life insurance policy on Mr. Jamal. Also, neither NSM nor Northern Star have any full time or part time employees at this time. The loss of Zuber Jamal could have a negative impact on NSM’s business, operating results and financial condition. Competition for qualified personnel is intense and NSM may not be able to hire or retain qualified personnel, which could also have a negative impact on NSM’s business.

Also, Mr. Jamal devotes only 20 hours per week to NSM’s operations, with the balance of the work week devoted to research for Microcap e-mail to al. Mr Jamal is employed by Microcap e-mail to al. to provide 20 hours of research per week. However, under the terms of employment with Microcap e-mail to al. Mr. Jamal has the discretion to work in any capacity he sees fit.

7.	Since NSM relies on one provider to host its website, NSM’s technical systems could fail if this service is interrupted, which in turn would have a negative impact on NSM’s business.

Although NSM has back up  facilities  for its computer  systems, NSM relies on one provider to host its website, www.easyasphosting.com. In the past, the website host has not failed to provide services to NSM’s systems and website. However, if NSM’s website host failed to provide  service to its systems, NSM would be unable to maintain website availability. Interruptions could result from natural  disasters as well as power loss,  telecommunications failure  and  similar events. NSM’s business depends  on  the  efficient  and uninterrupted operation of its computer and communications hardware systems. Any system interruptions  that cause its website to be unavailable could materially adversely affect its business. NSM does not currently have a formal agreement with its website host, but rather a standard monthly recurring billing relationship. Furthermore, NSM will be  depending on outside expertise to maintain and expand its website design and capabilities. There is no assurance that website  consultants  can be retained who will  understand the needs of and  have the solution for a  desirable, user friendly commercial website.

8.
NSM’s business exposes NSM to potential product liability claims, and NSM may incur substantial expenses if NSM is subject to product liability claims or litigation, which could result in a negative impact on its business.

Products for model ship enthusiasts involves a minimal inherent risk of product liability claims and associated adverse publicity. However, NSM may be held liable if any product it sells causes injury or is otherwise found unsuitable. Currently, NSM does not carry any product liability insurance or general business coverage. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. These costs would have the effect of increasing NSM’s expenses and diverting management’s attention away from the operation of its business, and could harm NSM’s business.

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Risks associated with NSM’s industry:

9.  Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on NSM’s business.

Currently, other than business and operations licenses applicable to most commercial ventures, NSM is not required to obtain any governmental approval for its business operations. However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on NSM and its business operations. Additionally, in response to concerns regarding “spam” (unsolicited electronic messages), “pop-up” web pages and other Internet advertising, the federal government and a number of states have adopted or proposed laws and regulations that would limit the use of unsolicited Internet advertisements. While a number of factors may prevent the effectiveness of such laws and regulations, the cumulative effect may be to limit the attractiveness of effecting sales on the Internet, thus reducing the value of NSM’s business operations. Also, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on NSM’s business and add additional costs to NSM’s business operations.

10.	Security of online transactions via the Internet and any security breaches will have a negative impact on NSM’s business.

The secure transmission of confidential information over public telecommunications facilities is a significant barrier to electronic commerce and communications on the Internet. Many factors may cause compromises or breaches of security systems used by NSM and other Internet sites to protect proprietary information. A compromise of security on the Internet would materially negatively affect the use of the Internet for commerce and communications. This in turn would negatively affect NSM’s business. Circumvention of NSM’s security measures could result in misappropriation of its proprietary information or cause interruptions of NSM’s operations. Protecting against the threat of such security breaches may require NSM to expend significant amounts of capital and other resources. There can be no assurance that NSM’s security measures will prevent security breaches.

11.	NSM’s business will be adversely affected if the infrastructure of the Internet is unable to support demands placed on it by NSM’s business.

The success of commercial use of the Internet depends in large part upon the development and maintenance of the Internet’s infrastructure, including the development of complementary products such as various broadband technologies. The number of users of the Internet and the amount of traffic on the Internet have grown significantly and are expected to continue to grow, placing greater demands on the Internet's infrastructure. This infrastructure may not be able to support the demands placed on it by this continued growth without its performance or reliability being decreased. Any outages or delays in services could lower the level of Internet usage. In addition, the infrastructure and complementary products and services necessary to make the Internet a viable commercial marketplace may not develop. If usage of the Internet is curtailed due to infrastructure constraints or lack of complementary products, NSM expects an adverse impact on its business and revenues. Even if such infrastructure and complementary products and services do develop, there can be no guarantee that the Internet will become a viable commercial marketplace for products and services such as those offered by NSM.

Risks associated with this offering:

12.	No public market for the shares of common stock and as a result you may not be able to resell your shares.

There is currently no public market for the shares of common stock of NSM. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. There can be no assurance that a liquid public market on a stock exchange or quotation system will develop, or be sustained after the offering. The lack of a liquid public market will reduce your ability to divest an investment in NSM.

13.	If and when NSM’s shares of common stock are listed for trading, any sale of a significant amount of NSM’s shares of common stock into the public market may depress NSM’s stock price.

Zuber Jamal, the sole officer and director of NSM, currently owns 3,000,000 shares of common stock, which represent 87% of the 3,445,000 issued and outstanding shares of common stock of NSM, and none have been registered for resale by Mr. Jamal as a selling shareholder. Currently, there are no shares of common stock of NSM that are freely tradeable and there are 3,445,000 shares that are subject to Rule 144. All of the issued and outstanding shares are currently restricted from trading. If NSM’s shares of common stock are listed for trading, Mr. Jamal may sell in the future, large amounts of common stock into the public market over relatively short periods of time subject to Rule 144. Any sale of a substantial amount of NSM’s common stock in the public market by Mr. Jamal may adversely affect the market price of NSM’s common stock. Such sales could create public perception of difficulties or problems with NSM’s business and may depress NSM’s stock price.

14.  Because NSM’s sole officer and director will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and to entrench management, and you may not be able to elect any directors.

Zuber Jamal, NSM’s sole director and officer, owns 3,000,000 shares and has voting control of NSM. As a result, if Mr. Jamal does not sell any of his shares, and regardless of the number of shares you may acquire, Mr. Jamal will be able to elect all of NSM’s directors and control its operations. Also, Mr. Jamal will be able to entrench management.
Holders of NSM’s shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of NSM’s directors. Mr. Jamal currently owns an aggregate 3,000,000 shares (87%) and has voting control of NSM. After the offering, assuming that all the shares offered are sold and that Mr. Jamal does not acquire an interest in any of the offered shares, Mr. Jamal will own 50.5% of the outstanding shares and will still have voting control of NSM. As a result, if Mr. Jamal does not sell any of his shares, and regardless of the number of shares you may acquire, Mr. Jamal will be able to elect all of NSM’s directors and control NSM’s business operations.

13.	If and when NSM’s shares of common stock are listed for trading, any sale of a significant amount of NSM’s shares of common stock into the public market may depress NSM’s stock price.

Zuber Jamal, the sole officer and director of NSM, currently owns 3,000,000 shares of common stock, which represent 87% of the 3,445,000 issued and outstanding shares of common stock of NSM, and none have been registered for resale by Mr. Jamal as a selling shareholder. Currently, there are no shares of common stock of NSM that are freely tradeable and there are 3,445,000 shares that are subject to Rule 144. All of the issued and outstanding shares are currently restricted from trading. If NSM’s shares of common stock are listed for trading, Mr. Jamal may sell in the future, large amounts of common stock into the public market over relatively short periods of time subject to Rule 144. Any sale of a substantial amount of NSM’s common stock in the public market by Mr. Jamal may adversely affect the market price of NSM’s common stock. Such sales could create public perception of difficulties or problems with NSM’s business and may depress NSM’s stock price.

15.	Subscribers to this offering will pay a price per share that exceeds the value of NSM’s assets and will suffer an immediate and substantial dilution.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution and will pay a price per share that substantially exceeds the value of NSM’s assets after deducting its liabilities. Upon completion of this offering, if 2,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $237,388 or approximately $0.04 per share. The net tangible book value of the shares held by NSM’s existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.04 per share. If all of the 2,500,000 shares offered are sold, subscribers to this offering will have contributed 77.6% of the total amount to fund NSM since inception but will only own 42.1% of the issued and outstanding shares. See “Dilution” on page for more information.

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16.	“Penny Stock” rules may make buying or selling NSM’s shares of common stock difficult, and severely limit the market and liquidity of the shares of common stock.

Trading in NSM’s shares of common stock is subject to certain regulations adopted by the SEC commonly known as the “penny stock” rules. If and when NSM’s shares of common stock are listed for trading, Zuber Jamal believes that trading will begin in the $1.00 per share range. If this is the case, then the shares will trigger and be subject to the “penny stock” rules. These rules govern how broker-dealers can deal with their clients and “penny stocks”. The additional burdens imposed upon broker-dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in NSM’s securities, which could severely limit their market price and liquidity of NSM’s securities. See “Penny Stock rules” on page for more details.
USE OF PROCEEDS

The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold. The offering is being made on a self-underwritten basis for a maximum of 2,500,000 shares of common stock. The offering price per shares is $0.10. The table below sets forth the use of proceeds if 20%, 40%, 60% and 100% of the offering is sold

	Gross offering proceeds
Shares sold	500,000	1,000,000	1,500,000	2,500,000
Gross proceeds	$50,000	$100,000	$150,000	$250,000
Offering expenses	$37,600	$37,600	$37,600	$37,600
Net proceeds	$12,400	$62,400	$112,400	$212,400
The net proceeds will be used as follows:
Project development	$8,400	$25,000	$50,000	$110,000
Marketing	$nil	$25,000	$40,000	$55,000
Debt repayment	$4,000	$10,000	$15,000	$25,000
Working capital	$nil	$2,400	$7,400	$22,400

The estimated offering expenses are comprised of: SEC filing fee - $100; transfer agent fees - $1,000; printing expenses - $500; EDGAR filing fees - $1,000; accounting and consulting fees - $10,000; and legal fees - $25,000.

Project development costs are comprised of website upgrades, server upgrades and unique online content.

Marketing costs are comprised of online marketing charges, bulk directed email marketing to authorized users, PDF catalog development and some print marketing for the wholesale market.

Debt repayment in the past has been comprised primarily of repayment to Zuber Jamal for management fees that had accrued and subsequently have been repaid. Currently, NSM has no debt due and owing. However, if NSM is unable to pay Mr. Jamal his monthly management fee in the future, NSM will accrue the management fee as a debt to be repaid in the future. Such a debt will be non-interest bearing, unsecured and have no specific terms of repayment. NSM may use the proceeds from this offering to pay that debt.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by NSM. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

NSM will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

NSM cannot be more specific about the application of the net proceeds for project development, because NSM does not know how much funds will be needed to develop a project. If NSM attempted to be too specific, every time an event occurred that would change its allocation, NSM would have to amend this registration statement. Zuber Jamal believes that the process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that NSM would have to spend money for legal fees that could be spent on project development.

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Working capital is the cost related to operating NSM’s office. It is comprised of telephone service, mail, stationary, administrative salaries, accounting, acquisition of office equipment and supplies, which NSM has estimated at $12,000 for one year and expenses of filing reports with the SEC, which NSM has estimated at $20,000 for one year.

NSM will not receive any proceeds from the sale of shares of NSM’s common stock being offered by the selling security holders. If NSM fails to sell sufficient shares of common stock to cover the expenses of this offering, NSM’s President, Zuber Jamal, has agreed to advance funds necessary to pay all offering expenses.

DETERMINATION OF OFFERING PRICE

There is no established market price for NSM’s common stock. NSM has arbitrarily determined the initial public offering price of the shares of common stock at $0.10 per share. NSM’s sole director considered several factors in such determination, including the following:

o prevailing market conditions, including the history and prospects for the industry in which NSM competes;
o NSM’s future prospects; and
o NSM’s capital structure.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. Additionally, because NSM has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for the assets owned by NSM. No valuation or appraisal has been prepared for NSM’s business and potential business expansion. You cannot be sure that a public market for any of NSM’s securities will develop and continue or that the shares of common stock will ever trade at a price higher than the offering price in this offering.

NSM is also registering for resale on behalf of selling security holders up to 945,000 shares of common stock. The shares of common stock offered for resale may be sold in a secondary offering by the selling security holders by means of this prospectus. The shares will be sold at a price of $0.10 per share. NSM will not participate in the resale of shares by selling security holders.

Holders

As at January 28, 2005, NSM had 3,445,000 shares of common stock issued and outstanding and 27 beneficial shareholders.

Dividends

NSM has never paid cash dividends on its capital stock. NSM currently intends to retain any profits it earns to finance the growth and development of its business. NSM does not anticipate paying any cash dividends in the foreseeable future.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of NSM’s arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by NSM’s existing stockholders.

As of November 30, 2004, the net tangible book value of NSM’s shares of common stock was $24,988 or $0.01 per share based upon 3,445,000 shares outstanding.

Upon completion of this offering, if 2,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $237,388 or approximately $0.04 per share. The net tangible book value of the shares held by NSM’s existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.04 per share.

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Upon completion of this offering, if 1,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $137,388 or approximately $0.03 per share. The net tangible book value of the shares held by NSM’s existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.03 per share.

Upon completion of this offering, if 1,000,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $87,388 or approximately $0.02 per share. The net tangible book value of the shares held by NSM’s existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, if 500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $37,388 or approximately $0.01 per share. The net tangible book value of the shares held by NSM’s existing stockholders will remain the same. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if all of the 2,500,000 shares offered are sold, this will represent approximately 42.1% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $250,000, or $0.10 per share. NSM’s existing stockholders will own approximately 57.9% of the total number of shares then outstanding, for which they have made contributions of cash and services totaling $64,378 or approximately $0.01 per share.

After completion of this offering, if only 1,500,000 shares are sold, this will represent approximately 30.3% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $150,000, or $0.10 per share. NSM’s existing stockholders will own approximately 69.7% of the total number of shares then outstanding, for which they have made contributions of cash and services totaling $64,378 or approximately $0.01 per share.

After completion of this offering, if only 1,000,000 shares are sold, this will represent approximately 22.5% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $100,000, or $0.10 per share. NSM’s existing stockholders will own approximately 77.5% of the total number of shares then outstanding, for which they have made contributions of cash and services totaling $64,378 or approximately $0.01 per share.

After completion of this offering, if only 500,000 shares are sold, this will represent approximately 12.7% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $50,000, or $0.10 per share. NSM’s existing stockholders will own approximately 87.3% of the total number of shares then outstanding, for which they have made contributions of cash and services totaling $64,378 or approximately $0.01 per share.

The following table compares the differences of a subscriber’s investment in NSM’s shares of common stock with the investment of its existing stockholders.

Existing stockholders if all 2,500,000 shares sold

Offering price per share	$0.10
Net tangible book value per share before offering	$0.01
Net tangible book value after offering	$0.04
Increase to present stockholders in net tangible book value per share after offering	$0.03
Capital contributions	$ 250,000
Number of shares before the offering held by existing stockholders	3,445,000
Number of shares outstanding after offering	5,945,000
Percentage of existing stockholders’ ownership after offering	57.9%

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Subscribers of shares in this offering if all 2,500,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.06
Capital contributions	$ 250,000
Number of shares before the offering held by existing stockholders	3,445,000
Number of shares outstanding after the offering	5,945,000
Percentage of subscribers’ ownership after offering	42.1%

Subscribers of shares in this offering if only 1,500,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.07
Capital contributions	$ 150,000
Number of shares before the offering held by existing stockholders	3,445,000
Number of shares outstanding after the offering	4,945,000
Percentage of subscribers’ ownership after offering	30.3%

Subscribers of shares in this offering if only 1,000,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.08
Capital contributions	$ 100,000
Number of shares before the offering held by existing stockholders	3,445,000
Number of shares outstanding after the offering	4,445,000
Percentage of subscribers’ ownership after offering	22.5%

Subscribers of shares in this offering if only 500,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.09
Capital contributions	$ 50,000
Number of shares before the offering held by existing stockholders	3,445,000
Number of shares outstanding after the offering	3,945,000

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Percentage of subscribers’ ownership after offering	12.7%

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

PLAN OF DISTRIBUTION

NSM’s Offering

NSM is offering up to 2,500,000 shares of common stock on a self-underwritten basis. The offering price is $0.10 per share. There is no minimum number of shares of common stock that must be sold on behalf of NSM in order to accept funds and consummate investor purchases.

NSM will sell the shares in this offering through Zuber Jamal, its president and sole director. Mr. Jamal will not receive any commission from the sale of any shares. Mr. Jamal will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that

1.    The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.    The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.    The person is not at the time of their participation, an associated person of a broker/dealer;

4.    The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(I) or (a)(4)(iii).

Mr. Jamal is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. Mr. Jamal is and will continue to be NSM’s president and its sole director at the end of the offering and has not been during the last twelve months, and is currently not, a broker/dealers or associated with a broker/dealers. Mr. Jamal has not during the last twelve months and will not in the next twelve months offer or sell securities for another issuer.

Only after NSM’s registration statement is declared effective by the SEC, does NSM intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. NSM will not utilize the Internet to advertise its offering. Mr. Jamal, on behalf of NSM, will also distribute the prospectus to potential investors at the meetings and to business associates and friends and relatives who are interested in NSM and a possible investment in the offering.

NSM intends to sell its shares both inside and outside the United States of America in jurisdictions where the sale of such shares is not prohibited and in compliance with the applicable laws of those jurisdictions.

Section 15(g) of the Exchange Act

NSM’s shares of common stock are covered by Section 15(g) of the Securities Exchange Act of 1934, and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker/dealers who sell NSM’s securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to NSM.

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Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. The rules do not apply to NSM in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of six months. NSM may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by NSM.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must

1.    complete, sign and deliver a subscription agreement, and

2.    deliver a check or certified funds to NSM for acceptance or rejection.

All checks for subscriptions must be made payable to “NSM Holdings, Inc.”.

Right to reject subscriptions

NSM has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by NSM to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after NSM receives them.

Stockeholder's Offering
The following table sets forth the number of shares that may be offered for sale from time to time by the selling stockholders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling stockholders. None of the selling stockholders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us.

Selling Stockholder	Shares Owned before Offering	Shares to be Offered	Shares Owned after Offering
Zuber Jamal (1)	3,000,000	500,000	2,500,000
Raymond Allen	17,000	17,000	0
Robert Bell	13,000	13,000	0
Marilyn Cardinal	9,000	9,000	0
Scott Crawford	18,500	18,500	0
Fayyaz Fatehali	19,500	19,500	0
Thomas Fong	50,000	50,000	0
Bahadurali Jamal	15,500	15,500	0
Shahnaz Jamal	9,500	9,500	0
Rod Jao	50,000	50,000	0
Achim Klor	14,000	14,000	0
Andrea Klor	15,000	15,000	0
Kim Sterling-Klor	11,500	11,500	0
Marilyn Klor	16,000	16,000	0
Dr. Nigel Liang	18,000	18,000	0
Scott Masse	18,000	18,000	0
Rebecca Novis	19,000	19,000	0
Rakesh Patel	12,000	12,000	0
Elizabeth Reddick	10,000	10,000	0
Stan Romphf	11,000	11,000	0
Susan Carol Shannon	12,000	12,000	0
Joan Skerry	20,000	20,000	0
Michael Skerry	15,000	15,000	0
Wendy Watkins	10,500	10,500	0
Geoffrey Watkins	10,000	10,000	0
Wayne Yak	14,000	14,000	0
Audra Yap	17,000	17,000	0

(1) Mr. Jamal is the sole director and the officer of NSM.

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All shares are beneficially owned by the registered shareholders. The registered shareholders each have the sole voting and dispositive power over their shares. There are no voting trusts or pooling arrangements in existence and no group has been formed for the purpose of acquiring, voting or disposing of the security.

None of the selling stockholders are broker-dealers or affiliates of a broker-dealer. Each of the selling stockholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S. Each of the selling stockholders also agreed, as set out in their respective subscription agreement and as evidenced by the legend on their respective share certificates, that they would not, within one (1) year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

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Plan of Distribution

The fixed offering price will be $0.10 per share. This offering price will remain fixed until and unless NSM’s shares of common stock are quoted or listed on a specified market. Non-affiliate selling stockholders will make their resales at the fixed price until NSM’s shares of common stock are quoted or listed on a specified market. Affiliate selling stockholders will make their resales at the fixed price for the duration of the offering. The shares will not be sold in an underwritten public offering. If the fixed price changes, NSM will file a post-effective amendment reflecting the change.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

• purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
• ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
• privately negotiated transactions.

NSM will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders.

Brokers and dealers engaged by selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

NSM has filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling stockholders. There can be no assurance that the selling stockholders will sell any or all of their offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of NSM’s common stock offered by this prospectus may not simultaneously engage in market making activities with respect to NSM’s common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of NSM’s common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers, underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e. distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) NASDAQ passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) short selling in advance of a public offering. Of particular importance to the selling stockholders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

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Rule 102 applies only during a “restricted period” that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling stockholders, and related persons. The rule allows issuers and selling stock holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer’s affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.

Rule 104 regulates stabilizing and other activities related to a distribution. Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule 104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.

NSM has informed the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares NSM is registering by this Registration Statement, they are required to comply with Regulation M. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

NSM is not aware of any pending litigation or legal proceedings and none is contemplated or threatened.

MANAGEMENT

Each of NSM’s directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of NSM’s officers is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of NSM’s sole officers and director is set forth below:

Name and Address	Age	Positions
Jamal Zuber 10941 - 168th Street Surrey, British Columbia V4N 5H6 Canada	35	- President, secretary, treasurer and sole member ofNSM’s board of directors - President, secretary and sole member of the board of directors of Northern Star Distributors Ltd.

Background of sole officers and director

Zuber Jamal - sole director and president - Mr. Jamal has been NSM’s president and sole director since inception of NSM and is expected to hold those offices/positions until the next annual meeting of NSM’s stockholders. Since 1999 Mr. Jamal has been an associate of Microcap E-mail to. al, a venture capital firm. In 1991, Mr. Jamal obtained his Bachelor of Arts in Economics from the University of Western Ontario.

Conflicts of interest

NSM thinks that Zuber Jamal may be subject to conflicts of interest because he may not be able to devote all his time to NSM’s operations. Mr. Jamal devotes 20 hours a week to NSM’s operations. Mr. Jamal has no other obligations that prevent him from devoting his full time to NSM’s operations, with the exception that Mr. Jamal is employed by Microcap E-mail to al. to do 20 hours of research per week. However, under the terms of employment with Microcap e-mail to al. Mr. Jamal has the discretion to work in any capacity he sees fit.

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EXECUTIVE COMPENSATION

Compensation was paid to NSM’s sole executive officer and director as follows:

Summary Compensation Table
		Annual Compensation			Long Term Compensation Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(I)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options / SAR’s (#)	LTIP Payouts ($)	All Other Compensation ($)
Zuber Jamal President & Director April 2004 to present	2004 2003 2002	$2,478 n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	$2,500 (1) n/a n/a

(1)    NSM issued 2,500,000 shares of common stock to Mr. Jamal for services valued at $2,500.

There are no management agreements, plans or arrangements in which NSM compensates its sole officer with the exception that NSM has agreed to pay Mr. Jamal a management fee of $500 per month for operational expertise. If NSM is unable to pay Mr. Jamal this monthly fee on a timely manner, then Mr. Jamal has agreed that such fee can be accrued and paid at a later date, as NSM has done in the past with Mr. Jamal. Such a debt will be non-interest bearing, unsecured and have no specific terms of repayment. As of today, no fees are owed to Mr. Jamal and no fees have accrued.

Indemnification

The Delaware General Corporation Law permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Part 6 of NSM’s By-laws provides that NSM may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in NSM’s best interest and has satisfied the applicable standard of conduct required to be satisfied under the Delaware General Corporation Law. NSM may advance expenses incurred in defending a proceeding, but only upon receipt by NSM of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it will ultimately be determined that such person is entitled to be indemnified under the By-laws or otherwise. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, NSM must indemnify him against all expenses incurred, including attorney’s fees. NSM will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was specifically authorized by the board of directors of NSM. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to directors or officers under Delaware law, NSM is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which NSM was a party to that exceeded $60,000 in total.

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Transactions with Promoters

Zuber Jamal is the sole promoter of NSM. Mr. Jamal is the only person who has taken an initiative in founding and organizing NSM’s business. Mr. Jamal has not received anything of value from NSM, nor is Mr. Jamal entitled to receive anything of value from NSM, for services provided as a promoter.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares of common stock owned beneficially by each of NSM’s directors, officers and key employees, individually and as a group, and the sole owners of 5% or more of NSM’s total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of class	Name and address of beneficial owner	Number of shares beneficially owned (1)	Percent of class (2)
Shares of common stock	Zuber Jamal 10941 - 168 Street Surrey, British Columbia V4N 5H6 Canada	3,000,000	87.10%
	All officers and directors as a group (1 person)	3,000,000	87.10%

(1)	The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.
(2)	Based on 3,445,000 shares of common stock issued and outstanding as of the date of this Form SB

DESCRIPTION OF SECURITIES
Common stock

NSM’s authorized capital stock consists of 100,000,000 shares of common stock with a par value $0.001 per share and 5,000 shares of preferred stock with a par value of $0.001 per share. The holders of NSM’s common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by NSM’s board of directors;
•	are entitled to share ratably in all of NSM’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of NSM’s affairs;
•	do not have preemptive, subscription or conversion rights;
•	do not have any provisions for redemption, purchase for cancellation, surrender or sinking or purchase funds or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. Currently, there are no preferred shares outstanding.

No shareholder approval is required for the issuance of NSM’s securities, including shares of common stock, shares of preferred stock, stock options and share purchase warrants.

There is no provision in NSM’s charter or by-laws that would delay, defer or prevent a change in control, with the exception of By-law 57 that provides that if NSM is not a reporting company with its shares listed for trading then no shares can be transferred without the consent of the directors expressed by a resolution of the board of directors. Also, the board of directors are not required to give any reason for refusing to consent to any such proposed transfer. This provision will no longer be in effect once NSM becomes a reporting company and its shares are listed for trading.

NSM’s Certificate of Incorporation and By-laws and the applicable statutes of the State of Delaware provide a more complete description of the rights and liabilities of holders of NSM’s capital stock. Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the Delaware General Corporation Law and NSM’s By-laws.

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Non-cumulative voting

Holders of shares of NSM’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of NSM’s directors.

Cash dividends

As of the date of this prospectus, NSM has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of NSM’s board of directors and will depend upon NSM’s earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions. It is NSM’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Preferred Stock

NSM’s Certificate of Incorporation provides that its board of directors has the authority to divide the preferred stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As NSM’s board of directors has authority to establish the terms of, and to issue, the preferred stock without stockholder approval, the preferred stock could be issued to defend against any attempted takeover of NSM. The relative rights and privileges of holders of common stock may be adversely affected by the rights of holders of any series of preferred stock that NSM may designate and issue in the future.

DESCRIPTION OF BUSINESS

General

NSM Holdings, Inc. (“NSM”) is a holding company incorporated under the laws of the State of Delaware on April 8, 2004. NSM has one subsidiary, Northern Star Distributors Ltd. (“Northern Star”), which is the operating company and was incorporated under the laws of the Province of British Columbia on April 8, 2004. Northern Star is a wholly-owned subsidiary of NSM.

NSM maintains its statutory registered agent’s office at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808 and its business office is located at Suite 210D, 8351 Alexandra Road, Richmond, British Columbia, V6X 3P3, Canada. NSM’s office telephone number is (604) 681-8780.

NSM is in the e-commerce business and provides products and services for model ship enthusiasts, offering unique products to the internet consumer through its website www.northernstarmall.com. NSM operates through Northern Star. The website offers products and services for the model ship enthusiast, specifically wooden ship builders. The core products include model ship kits, micro tools, limited-edition prints, books and magazines based on the model ship genre. The website currently offers a host of marine themed products and memorabilia. The products are priced competitively, relative to NSM’s competitors, and offered through a website on a secure server offering privacy, ease of order and quick delivery. The website is fully functional and operational. Northern Star inventories a selection of its products and has arrangements with suppliers and manufacturers for others whereby certain suppliers will ship directly to the customer without having the item sent to NSM’s offices.

Products and Services

NSM will provide marine hobby products through its website. Currently the products offered through the website are:

● Model ship kits: These products are from various manufacturers around the globe, with a focus on European kit suppliers.

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● Micro tools: NSM supplies tools such as Proxxon (similar to the Dremel brand and line), which specifically cater to model builders.

● Limited edition prints: NSM sells nautical themed artwork created by Robin Brooks of the United Kingdom, including hand painted artwork of ships, and prints and lithographs.

NSM plans to provide a hobby website that provides specialty kits, marine antiquities, marine prints, and any other marine hobby items that will educate and target the sophisticated hobby market.

NSM strives to provide a level of customer service that gives a caring human element to any transaction that requires the customer to speak with NSM and potentially creates a long-term customer with each website visitor. NSM wants potential customers to perceive the website as a preferred source of unique maritime products packaged and delivered in a professional, authoritative and efficient manner.

NSM confirms that it has no major customers at this time.

Distribution of Products and Services

The main modes of distribution of NSM’s products are (1) NSM’s website, (2) strategic alliances, (3) direct wholesaling to retailers, and (4) the use of Ebay.com, all as described in more detail below:

The main modes of distribution of NSM’s products are (1) NSM’s website, (2) strategic alliances, (3) direct wholesaling to retailers, and (4) the use of Ebay.com, all as described in more detail below:

1)    northernstarmall.com Website

For any early stage company it would be financially impossible for NSM to provide brick and mortar locations to all customers in all regions. Due to the specialty products that NSM provides and the diverse locations that customers live, very few cities would have enough customers to warrant a retail location. The nature of NSM’s products, the demographics of potential customers, and their need to source specific marine items makes e-commerce a very suitable mode of providing product information to NSM’s customers and promoting distribution and sales of NSM’s products.

The products and their detailed features are described in detail in the professionally designed www.northernstarmall.com website. The products are offered through a simple “point and click” interface and transaction secure website accepting the usual modes of secured credit card payments. Coupled with contact information, a privacy policy and a 100% satisfaction guarantee the website offers all the safety and ease of a professionally designed e-commerce website. NSM has adopted a policy of a 24-hour turnaround period from receipt of order to shipping of the product through established couriers like FedEx and UPS. NSM plans to establish a customer service line via a toll-free phone line during business hours to answer customer queries

2)    Strategic Alliances

NSM intends on developing strategic alliances to market its maritime products by taking advantage of museums and existing brick and mortar stores and leverage on its existing retail distribution channels. The Maritime Museum and the Model Ship Museum, both located in Vancouver, British Columbia, are two examples of successful relationships that have been developed. The previous management of NSM established the relationships with both the museums in approximately 2002. Zuber Jamal believes that these relationships are successful because the standards of workmanship required and requested by the museums are very high and the museums have allowed NSM’s products to go on sale in their stores, which in turn provides a form of advertisement for NSM’s products. Zuber Jamal believes that nautical connoisseurs will be more apt to purchase from a company that carries this legitimacy. Currently, NSM does not have a formal agreement with any strategic alliance partner, including the museums.

Also, Zuber Jamal and NSM’s technical team are developing marketing strategies with various strategic sites on the internet that would drive traffic to www.northernstarmall.com. The relationships may be from reciprocal hyperlinks, banner ads or profiles on these sites. Currently, NSM has identified some suitable strategic partners for its products and services but has yet to finalize the terms of such a partnership. NSM will pay these strategic partners for placement in the majority of cases and for “click-through” traffic.

3)    Direct Wholesaling to Retailers

NSM is presently meeting with retailers in the Vancouver, British Columbia marketplace and in the United States to have its products placed in retail environments. NSM is initially targeting hobby stores, marine museum shops, higher-end toy stores, and independent retailers. The margins on these sales for the kit products range from 10% to 50% with bulk orders demanding greater sales discounts.

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4)    eBay.com

Zuber Jamal has concluded that eBay.com is a valid method by which to sell NSM’s products on a retail basis. NSM will set a floor or reserve price on any item and if the item is not sold, NSM will list it for sale on eBay.com. The reserve price will not be set at a lower that retail price quoted on NSM’s website. eBay will be used for inventory that is over one year old and has not moved off NSM’s shelves. Currently, NSM has no inventory that is more than one year old. In the past, NSM has also used eBay selectively for products that were not selling on the main site.

NSM’s revenues generated from business operations is derived from website (30%), strategic alliances (5%), and direct wholesaling to retailers (60%), and eBay (5%).

NSM intends to negotiate distribution relationships with suppliers whereby NSM will negotiate a “drop shipment” arrangement with suppliers and manufacturers for other products whereby certain suppliers will ship directly to NSM’s customer without having the item sent to NSM’s offices, which in turn saves storage space and shipping costs.

Market

The target market for NSM’s products and services will be a customer base of mature consumers that desire the best quality marine products for their hobbies. The consumer will tend to be very educated in their body of knowledge of the genre, and usually know specifically what they are searching for. Also, NSM intends to target the potential market of museums, educational institutions, and the gift market. Finally, there is an entire demographic category that NSM also plans to address the radio controlled ship market.

Ships and marine history and warfare have made a distinct impact to virtually every region on the planet, and, as such, global culture has been affected by past maritimers. Zuber Jamal believes that NSM’s website will attract a broad range of nationalities due to its broad variety of items and its common cross-cultural appeal. It is the intention of NSM to impart a sense of maritime history to the enthusiast in an educative and informative way through its website and its products
Internet consumers and businesses hoping to attract business through internet presence.

NSM uses general information available via the internet, trade shows, business sources, business periodicals and the media to ascertain the size of the nautical hobby market. From the size of the suppliers that NSM uses and the number of suppliers NSM utilizes, Zuber Jamal estimates the size of the market NSM is targeting on a global basis is approximately $500 million.

Principal Suppliers

NSM is not dependent on any single supplier for its products. NSM’s products are supplied by a variety of manufactures and suppliers from Europe and the United States. Any relationship NSM has with its suppliers is strictly a supplier/purchaser relationship, which does not require a formal agreement.

Competition

The industry in which NSM operates is extremely competitive and always changing. Within the Internet marketplace, there are an enormous number of corporations that are competing for online users, advertising dollars, sponsorship fees and many other unique opportunities for revenue. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

(1)	greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;
(2)	easier and more access to capital;
(3)	longer operating histories;
(4)	greater name recognition and established corporate identity;
(5)	larger user base; and
(6)	developed websites.

More specifically, online participants focused on the e-commerce industry are growing and the services and products that they are offering continues to increase at a rapid rate. Suppliers, retailers, consumers and other industry participants do not rely solely on the use of the Internet to communicate and interact. There are many alternative and traditional means that will continue to provide competition to the utilization of the Internet for similar purposes. Zuber Jamal believes that competition will grow as the Internet usage increases and it becomes an easier and more efficient medium for the e-commerce industry participants to interact.

NSM will strive to obtain a competitive advantage by providing unique, quality products, privacy, secure mode of payment, and guaranteed product and service satisfaction. Zuber Jamal believes that NSM will have a competitive advantage for the following reasons:

1.	The marine products that NSM is selling are designed and manufactured mostly in Europe, the home of centuries of marine history. This gives the products a level of authenticity.
2.	The products are manufactured where the talent pool is very high but the costs can be 50% less than the costs of labor in North America.
3.	Zuber Jamal of NSM has broad based business experience, including the North American and the Asian marketplaces.
4.	www.northernstarmall.com is fully operational and ready to receive customer orders.
5.	There is a 30-day money back guarantee on all products. Customers pay for shipping on purchases and returns. If returned, the item is checked for damage and replaced.
6.	The first product offerings are already in inventory and ready to be shipped to customers.
7.	There is a free NSM newsletter that visitors of the website may subscribe to for information.

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Regulations

Currently, other than business and operations licenses applicable to most commercial ventures, NSM is not required to comply with any extraordinary regulations for its business operations. However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on NSM and its business operations. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on NSM’s business and add additional costs to NSM’s business operations.

Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

• user privacy
• freedom of expression
• pricing
• content and quality of products and services
• taxation
• advertising
• intellectual property rights
• information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for NSM’s products and services, increase the cost of doing business, or in some other manner have a negative impact on NSM’s business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Additionally, in response to concerns regarding “spam” (unsolicited electronic messages), “pop-up” web pages and other Internet advertising, the federal government and a number of states have adopted or proposed laws and regulations that would limit the use of unsolicited Internet advertisements. While a number of factors may prevent the effectiveness of such laws and regulations, the cumulative effect may be to limit the attractiveness of effecting sales on the Internet, thus reducing the value of NSM’s business operations.

Also, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet.

Employees and Employment Agreements

Currently, NSM has no employees and, has no intention to hire any employees or retain any third party independent contractors to provide services to NSM. However, as part of phase 2 of NSM’s proposed plan of operation, NSM plans to hire personnel for sales, marketing and customer service provided that NSM is able to raise the necessary working capital to implement phase 2 either through revenue generation from its business operations or from equity financing such as the offering described in this registration statement.

At present, NSM’s sole officer and director does not have an employment agreement with NSM. NSM presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, NSM may adopt plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect NSM’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or NSM’s predictions.

NSM is a start-up, development stage company and has not yet generated or realized any significant revenues from its e-commerce business operations. NSM raised $25,000 from its Reg S private placement in April 2004. Also, NSM raised an additional $44,500 from its Reg S private placement in September 2004. Those funds have been used to pay for NSM’s organizational costs and will be used to pay for the costs of this registration statement.

NSM had cash of $46,852 at November 30, 2004. From inception to November 30, 2004, NSM had a loss of $39,390, including (a) office and general expenses of $6,110, which included rent of $3,077 and general administrative charges of $3,033; (b) professional fees of $31,666, which included legal fees of $18,866 for our incorporation, organization, and the preparation of this registration statement, accounting fees of $4,300 for preparation of the financial statements, and auditor’s fees of $8,500; (c) consulting fees of $4,606; (d) management service fees of $5,248, which included 2,500,000 shares issued to the president in lieu of cash for services rendered with a fair value of $2,500, and $2,748 for management fee; and (e) amortization of $312 for the accumulated amortization on the Website. NSM has no long-term commitments or contingencies.

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NSM had no cash at May 31, 2004. From inception to May 31, 2004, NSM had a loss of $15,856, including (a) office and general expenses of $761, which included rent of $733 and general administrative charges of $28; (b) professional fees of $11,935, which included legal fees of $7,622 for NSM’s incorporation, organization, and the preparation of this registration statement, accounting fees for preparation of financial statements of $1,000, and auditor’s fees of $3,000; (c) consulting fees of $183; (d) management service fees of $2,977, which included 2,500,000 shares issued to the president in lieu of cash for services rendered with a fair value of $2,500.

NSM’s auditors have provided an explanatory note in its financial statements that indicates that NSM is an initial development stage company and NSM’s ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. This means that NSM’s auditors believe there is substantial doubt that NSM can continue as an on-going business for the next twelve months unless NSM obtains additional capital to pay its bills. This is because NSM has not generated any significant revenues and no earnings are anticipated until NSM’s business operations become profitable.

To meet its need for cash, NSM will rely on the proceeds raised from its April 2004 private placement, its September 2004 private placement, and from revenues generated from its business operations. These proceeds will be applied to (1) payment of expenses of this offering, (2) development of NSM’s website www.northernstarmall.com (the “Website”), (3) development and delivery of its products and services, (4) operation of its business, and (5) working capital. NSM cannot guaranty that these proceeds will be enough for it to stay in business and Zuber Jamal does not know how long NSM can satisfy its cash requirements. If NSM requires additional proceeds, NSM will have to find alternative sources, like a public offering, a private placement of securities, or loans from its sole officer or others. At the present time, NSM has not made any arrangements to raise additional cash. If NSM needs additional cash and cannot raise it, NSM will either have to suspend operations until it does raise the cash, or cease operations entirely.

During the next 12 months, NSM has no current plan to (1) buy any specific additional plant or equipment, (2) conduct any significant research or development activities, or (3) to hire any employees. Other than as described in this section, NSM has no other financing plans.

NSM anticipates that it will require approximately $285,700 for additional organization costs for the next 12 months. NSM will require approximately (a) $250,000 for NSM’s plan of operations, as described below in the “Plan of Operations” section of this prospectus, (b) $1,200 for its transfer agent’s annual fee, (c) $12,000 for accounting fees, (d) $1,500 for additional filing fees, (e) $1,000 for printing costs, and (f) $20,000 for additional legal fees. These estimates are based on the average of quotes for services NSM has obtained and on average costs of other entities that have filed a registration statement.

If NSM is unable to complete any phase of its plan of operation because it does not have enough money, NSM will suspend business operations until NSM raises additional working capital. If NSM cannot raise the additional working capital, NSM will cease business operations. If NSm ceases business operations, NSM does not know what it will do and does not have any plans to do anything else.

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Limited operating history; need for additional capital

There is no historical financial information about NSM upon which to base an evaluation of its performance as an e-commerce company. NSM is an e-commerce company and has not generated any significant revenues from its e-commerce business. NSM cannot guarantee it will be successful in the e-commerce industry. NSM’s business is subject to risks inherent in the establishment of a new business enterprise, including limited working capital, possible delays in the development of its products and services, and possible cost overruns due to price and cost increases in products and services.

NSM has adopted a phased plan of operation to the development of the Website and its operations. See “Plan of Operation” below for more detail. This allows NSM to allocate the expenditures of its resources in a very timely and measured manner. NSM will not continue with expenditures in any phase of the development if Zuber J thinks NSM will be unable to complete the designated task. NSM may require further equity financing to provide for some of the working capital required to implement future development of the Website and operations beyond the final phase of the plan of operation or for services and products that are currently not anticipated to be developed.

NSM is seeking equity financing to provide for the capital required to implement the phases of its plan of operation. NSM has no assurance that future financing will be available to it on acceptable terms. If financing is not available on satisfactory terms, NSM may be unable to continue, develop or expand its e-commerce operations. Equity financing could result in additional dilution to existing shareholders.

Critical Accounting Policies

NSM’s discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgements that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates. On an on going basis, management re-evaluates its estimates and judgments, including but not limited to, those related to revenue recognition and collectibility of accounts receivable. Critical accounting policies identified are as follows:

Revenue Recognition and Accounts Receivable

NSM recognizes revenue from the online sale of marine hobby products in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements”. Revenue consists of the sale of marine hobby products and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the product is shipped, and collectibility is reasonably assured.

Trade accounts receivable relate to the sale of marine hobby products. NSM received payment of $7,720 in February 2005, and $4,420 in March 2005 towards the collection of the accounts receivable balance as at November 30, 2004. Management regularly reviews the collectibility of any outstanding balance, together with management’s estimate of the credit worthiness of the client. NSM sells to customers based on standard credit policies and regularly reviews accounts receivable for any bad debts. As of November 30, 2004, no allowance for doubtful accounts was considered necessary by management based on the above factors.

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Website Development Costs

NSM recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) No. 002, “Accounting for Website Development Costs”.

Costs associated with the website consist primarily of a domain name purchased from a third party, and web site design costs. These capitalized costs are amortized based on their estimated useful life over four years. Payroll and related costs have not been capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content will be charged to operations as incurred.

Share Offering Costs

Costs incurred related to share offerings are deducted from the proceeds of the related offerings. Costs incurred related to the registration of common shares held by existing shareholders of NSM are expensed as incurred. As NSM is uncertain as to the amount of common shares NSM will eventually issue under this registration statement, all related costs have been expensed as incurred.

Foreign Currency Transaction/ Balances

The functional and reporting currency of both NSM and Northern Star is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. NSM has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Going Concern Issue

The going concern basis of presentation assumes NSM will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist that raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

NSM’s future business activities are dependent upon its ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable e-commerce activity or revenue from its product and services. As of November 30, 2004, NSM has only generated $20,590 in revenues, and has experienced negative cash flow from its e-commerce activities. NSM may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview

NSM’s financial statements contained in this prospectus have been prepared on a going concern basis, which assumes that NSM will be able to realize its assets and discharge its obligations in the normal course of business. NSM incurred net losses for the period from inception of April 8, 2004 to May 31, 2004 and for the period from inception of April 8, 2004 to November 30, 2004 of $15,856 and $39,390, respectively.

NSM did not earn any revenues during the fiscal year ended May 31, 2004, but did earn $20,590 in revenues for the six month period ended November 30, 2004. NSM’s auditors’ report on its 2004 financial statements contained an explanatory paragraph that states that due to recurring losses since inception and negative cash flows substantial doubt exists as to NSM’s ability to continue as a going concern.

During the period ended May 31, 2004, NSM completed a private placement in the amount of $25,000. A significant portion of the private placement funds was used to pay existing payables with the balance being spent on the preparation and filing of this registration statement.

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Subsequent to the year-end, NSM focused its efforts on the e-commerce operations of its business, including the development of the Website its strategic alliances for marketing. Also, subsequent to the year-end NSM completed a $44,500 financing through a private placement. There can be no assurances that additional equity or other financing will be available, or available on terms acceptable to NSM.

NSM’s financial statements included in this prospectus have been prepared without any adjustments that would be necessary if NSM becomes unable to continue as a going concern and would therefore be required to realize upon its assets and discharge its liabilities in other than the normal course of its business operations.

Results of operations

Since inception, NSM’s business operations have been financed primarily from the proceeds of private placements. While NSM is currently generating some revenue, NSM does not anticipate earning significant revenues until it completes its plan of operation. There is no assurance that NSM will be able to complete its plan of operation.

For the six months ended November 30, 2004, NSM realized $20,590 in sales of its products. The concurrent cost of sales was $14,049, resulting in gross profit from operations of $6,541. During the same period, NSM incurred (a) office and general expenses of $5,349, which included rent of $2,344 and general administrative charges of $3,005 (b) professional fees of $19,731, which included legal fees of $10,931 for the preparation of this registration statement, accounting fees of $3,300 for preparation of financial statements, and auditor’s fees of $5,500; (c) consulting fees of $4,423; (d) management service fees of $2,271; (e) amortization of $312 for the accumulated amortization of the Website. Therefore, for the six months ending November 30, 2004 NSM had total net loss of $23,534.

NSM has not attained profitable operations and is dependent upon obtaining financing to continue and to expand its existing business operations and to complete its plan of operation. For these reasons, NSM’s auditors stated in their report that they have substantial doubt that NSM will be able to continue as a going concern.

As of November 30, 2004, NSM had assets recorded on its consolidated financial statements at $65,154 consisting of cash of $46,852, accounts receivable of $16,308, property and equipment of $709, and an intangible asset relating to the Website domain name and Website development costs of $1,285. NSM’s liabilities on November 30, 2004 totaled $40,166, consisting of $24,173 in accounts payable and $15,153 in accrued liabilities, $840 due to related parties and $nil in note payable. There are no material defaults or past due amounts for the accounts payable or accrued liabilities. Accounts payable and accrued liabilities have increased since May 31, 2004 due to costs associated with business operations, sale of products, and this registration statement.

Current capital resources and liquidity

NSM’s capital resources have been limited. NSM currently does not generate significant revenue from its business operations to be profitable, and to date has relied only on the sale of equity for working capital for its business operations.

In April 2004, NSM completed a financing in the amount of $25,000 as described above. Subsequently, NSM completed a financing in the amount of $44,500 for working capital purposes. These funds were used for general working capital and to pay for the cost s of this offering. Though these two financings substantially improved NSM’s financial position, NSM is still in need of further financing. Depending on the outcome of this offering, NSM may decide to seek further financing to expand its business operations. There can be no assurances that NSM can obtain future additional financing on terms reasonably acceptable to it or at all. The lack of capital may force NSM to curtail its business operations.

As of May 31, 3004, NSM’s total assets were $8,810 and its total liabilities were $22,166. As of November 30, 2004, NSM’s total assets were $65,154 and its total liabilities were $40,166. The increase in the assets was a direct result of an increase of $46,852 in cash, which was largely a result of $61,878 of net proceeds from private placements offset by $14,189 of cash used in operations. The increase in liabilities was a direct result of (a) an increase of $22,391 in accounts payable, which was a result of inventory purchasing, (b) an increase of $2,588 in accrued liabilities, which was a result of professional fees and payables owing, (c) an increase of $363 in amounts due to related parties, and (d) a decrease of $7,342 in amounts due under a note payable for the acquisition of the Website and related assets.

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NSM does not currently have any commitments for material capital expenditures over the near or long term.

Upon completion of this offering NSM will implement its plan of operation as described below.

Plan of Operation

NSM has not had any significant revenues generated from its business operations since inception. NSM expects that the revenues generated from its website for the next 12 months will not be enough for its required working capital. Until NSM is able to generate any consistent and significant revenue it may be required to raise additional funds by way of equity.

At any phase, if NSM finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If NSM cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital. However, NSM expects to raise the required funds for the next 12 months with this offering and with revenues generated from its business operations.

To become profitable and competitive, NSM needs to establish its Website as a comprehensive on-line shopping mall. To achieve this goal, Zuber Jamal has prepared the following phases for its plan of operation for the next 12 months.

Phase 1 - Develop and populate Website (3 months)

In Phase 1, NSM plans to (1) upgrade and update the Website so that it is more visually appealing and technologically sound, (2) update its product line and visuals on the Website, and (3) implement a downloadable high resolution picture format for viewing its products. NSM has budgeted $50,000 for this phase and expects it to take three months to complete, with completion expected within the first three months of NSM’s plan of operation. Also in this phase, NSM will continue to maintain and populate the Website with new products and services.

Phase 2 - Implement marketing strategy (6 months)

In Phase 2, NSM plans to (1) hire personnel for sales, marketing and customer service, (2) create a marketing strategy for the Website and its products, (3) upgrade its newsletter, and (4) implement its marketing strategy on its target market, including international customers.

NSM’s marketing goals in this phase are to attract potential and repeat customers to the Website and have customers perceive the Website as a preferred source of unique maritime products that are packaged and delivered in a professional, authoritative and efficient manner.

NSM has budgeted $75,000 for this phase and expects it to take six months to complete with completion expected within the first six months of NSM’s plan of operation.

Phase 3 - Expand inventory and products (6 months)

In Phase 3, NSM plans to expand its product line to include more specialty kits, marine antiquities, marine prints, multimedia products, educational products, and radio-controlled products.

NSM’s expansion goals in this phase are to (1) expand its product line by 20 new products each year, (2) expand its business by offering products directly applicable to its retail model, and (3) position itself as an authority on the subject of marine based products and memorabilia and extend its product line to include other media such as antiquities, books and DVD’s.

NSM has budgeted $75,000 for this phase and expects it to take six months to complete, with completion expected within the second six months of NSM’s plan of operation.

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Phase 4- Develop strategic alliances (4 months)

In Phase 4, NSM plans to develop and establish strategic alliances with (1) webmasters of various strategic sites on the Internet, (2) national retail chains, (3) museums, (4) educational institutions, (5) gift market, (6) product suppliers, and (7) national and international shipping companies.

NSM’s strategic alliance goals in this phase are to (1) create relationships with the strategic alliances to help attract traffic to the Website and to the reciprocal hyperlinks, banner ads or profiles on their sites, (2) assist in the marketing strategy,(3) capitalize on the extensive market reach of the strategic alliances, (4) help fill rates and provide inventory in an allotted processing time, and (5) develop customer service with timely and economical delivery of products to customers.

Currently, NSM has identified some suitable strategic partners for its products and services but has yet to finalize the terms of such a partnership. During this phase, NSM will identify more strategic partners and contact them to negotiate a strategic alliance.

NSM has budgeted $50,000 for this phase and expects it to take four months to complete, with completion expected within the final four months of NSM’s plan of operation.

Reports

After NSM completes this offering, NSM will not be required to furnish you with an annual report. Further, NSM will not voluntarily send you an annual report. NSM is required to file reports with the SEC under section 15(d) of the Securities Act. The reports are filed electronically. The reports NSM is required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials NSM files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports NSM files electronically. The address for the Internet site is www.sec.gov.

DESCRIPTION OF PROPERTY

NSM's sole assets consists of its 100% interest in Northern Star. Northern Star’s assets consist of its domain name www.northernstarmall.com, its website, and the inventory it has in stock at this time.

NSM operates from its principal office at Suite 210D, 8351 Alexandra Road, Richmond, British Columbia, Canada. NSM lease its office space under a month_to_month lease at a rental rate of CDN$500 a month (US$402.25/month). Zuber Jamal believes this office space is sufficient at this time. The landlord of the office space has forgiven the first five months of the lease in the amount of CDN$2,500 (US$2,011). The landlord is an unrelated party, and the terms of the lease were not adjusted after the fact to deal with unpaid rent. A phasing-in period was understood between the landlord and NSM upon signing, and a grace period of no rental payments was negotiated. This is a customary rental incentive in the area where the office is located.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

NSM’s shares of common stock are not listed for trading on any exchange or quotation service.

NSM has 27 registered holders of shares of common stock.

Future sales by existing stockholders

A total of 3,445,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased from the security holders listed in this offering will be immediately resalable, and sales of all of NSM’s other shares, after applicable restrictions expire, could have a depressive effect on the market price of NSM’s common stock and the shares being offered in this prospectus.

SB2 -30 - A/2

Penny Stock rules

Trading in NSM’s securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends NSM’s securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in NSM’s securities, which could severely limit their market price and liquidity of NSM’s securities.

EXPERTS

NSM’s financial statements for the period from inception to November 30, 2004 included in this prospectus have been audited by Manning Elliot, Chartered Accountants, 1100 - 1050 West Pender Street, Vancouver, British Columbia, V6E 3S7, Canada, telephone (604) 714-3600 as set forth in their report included in this prospectus.

Conrad C. Lysiak, Attorney at Law of Spokane Washington has provided the legal opinion regarding the legality of the shares being registered.

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FINANCIAL STATEMENTS

NSM’s fiscal year end is May 31. NSM will provide audited financial statements to its stockholders on an annual basis; an Independent Registered Public Accounting Firm will audit the statements.

NSM’s audited financial statements as of November 30, 2004 and May 31, 2004 and for the period from inception to November 30, 2004 immediately follow:

Audited Financial Statements as of November 30, 2004 and May 31, 2004

NSM HOLDINGS, INC.
(a development stage company)

FINANCIAL STATEMENTS

November 30, 2004    and      May 31, 2004
      (audited)                             (audited)

INDEPENDENT AUDITORS’ REPORT

CONSOLIDATED BALANCE SHEETS
as of November 30, 2004 (audited) and May 31, 2004 (audited)

CONSOLIDATED STATEMENT OF OPERATIONS
from April 8, 2004 (Date of Inception) to November 30, 2004  (audited) and the six month period ended
November 30, 2004 (audited) and from April 8, 2004 (Date of Inception) to May 31, 2004 (audited)

CONSOLIDATED STATEMENT OF CASH FLOWS
from April 8, 2004 (Date of Inception) to November 30, 2004  (audited) and the six month period ended
November 30, 2004 (audited) and from April 8, 2004 (Date of Inception) to May 31, 2004 (audited)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
from April 8, 2004 (Date of Inception) to May 31, 2004 (audited) and to November 30, 2004(audited)

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November 30, 2004

Independent Auditors’ Report    F-1

Consolidated Balance Sheets    F-2

Consolidated Statements of Operations    F-3

Consolidated Statements of Cash Flows    F-4

Consolidated Statement of Stockholders’ Equity (Deficit)    F-5

Notes to the Consolidated Financial Statements    F-6

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Independent Auditor’s Report

To the Board of Directors and Stockholders of
NSM Holdings, Inc. (A Development Stage Company)

We have audited the accompanying consolidated balance sheets of NSM Holdings, Inc. (A Development Stage Company) as of November 30, 2004 and May 31, 2004 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the six month period ended November 30, 2004 and for the period from April 8, 2004 (Date of Inception) to May 31, 2004 and accumulated for the period from April 8, 2004 (Date of Inception) to November 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of NSM Holdings, Inc. (A Development Stage Company) as of November 30, 2004 and May 31, 2004, and the results of its operations and its cash flows for the six month period ended November 30, 2004 and for the period from April 8, 2004 (Date of Inception) to May 31, 2004 and accumulated for the period from April 8, 2004 (Date of Inception) to November 30, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not generated profitable operations since inception and will need additional equity financing to begin realizing its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott”

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 17, 2005

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NSM Holdings, Inc.
(A Development Stage Company)
Consolidated Balance Sheet
(Expressed in US dollars)

	November 30, 2004 $	May 31, 2004 $

ASSETS

Current Assets

Cash	46,852	-
Accounts receivable	16,308	-
Inventory	-	7,341

Total Current Assets	63,160	7,341

Property and Equipment (Note 3)	709	-

Intangible Assets (Note 4)	1,285	1,469

Total Assets	65,154	8,810

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable	24,173	1,782
Accrued liabilities	15,153	12,565
Due to a related party (Note 5(a))	840	477
Note payable (Note 6)	-	7,342

Total Liabilities	40,166	22,166

Contingencies and Commitments (Notes 1 and 9)

Stockholders’ Equity (Deficit)

Preferred Stock, 5,000 shares authorized, $0.001 par value None issued and outstanding	-	-

Common Stock, 100,000,000 shares authorized, $0.001 par value 3,445,000 and 3,000,000 shares issued and outstanding, respectively	3,445	3,000

Additional Paid in Capital	60,933	24,500

Subscriptions Receivable (Note 7(b))	-	(25,000)

Deficit Accumulated During the Development Stage	(39,390)	(15,856)

Total Stockholders’ Equity (Deficit)	24,988	(13,356)

Total Liabilities and Stockholders’ Equity (Deficit)	65,154	8,810

(The accompanying notes are an integral part of these financial statements)

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NSM Holdings, Inc.
(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in US dollars)

	From April 8, 2004	Six Month	From April 8, 2004
	(Date of Inception)	Period Ended	(Date of Inception)
	to November 30,	November 30,	To May 31,
	2004	2004	2004
		$$	$

Revenue	20,590	20,590	-

Cost of Sales	14,049	14,049	-

Gross Profit	6,541	6,541	-

Expenses

Amortization	312	312	-
Consulting fees	4,606	4,423	183
General and administrative	3,033	3,005	28
Management services (Note 5)	5,248	2,271	2,977
Professional fees	31,666	19,731	11,935
Rent	3,077	2,344	733

Total Expenses	47,942	32,086	15,856

Net Loss Before Other Item	(41,401)	(25,545)	(15,856)

Gain on Forgiveness of Debt (Note 9)	2,011	2,011	-

Net Loss For the Period	(39,390)	(23,534)	(15,856)

Net Loss Per Share - Basic and Diluted	(0.01)	(0.01)	(0.05)

Weighted Average Shares Outstanding	2,998,000	3,148,000	308,000

(The accompanying notes are an integral part of these financial statements)

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NSM Holdings Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in US dollars)

	From April 8, 2004 (Date of Inception) to November 30, 2004 $	Six Month Period Ended November 30, 2004 $	From April 8, 2004 (Date of Inception) to May 31, 2004 $

Cash Flows Provided By Operating Activities

Net loss for the period	(39,390)	(23,534)	(15,856)

Adjustments to reconcile net loss to cash:
Amortization	312	312	-
Gain on forgiveness of debt	(2,011)	(2,011)	-
Issue of shares for services	2,500	-	2,500

Change in operating assets and liabilities:
(Increase) in accounts receivable	(16,308)	(16,308)	-
Decrease in inventory	7,341	7,341	-
(Decrease) in note payable	(7,342)	(7,342)	-
Increase in accounts payable and accrued liabilities	41,337	26,990	14,347
Increase in due to related party	840	363	477

Net Cash (Used In) Provided By Operating Activities	(12,721)	(14,189)	1,468

Cash Flows Used In Investing Activities

Purchase of property and equipment	(837)	(837)	-
Web site development costs	(1,468)	-	(1,468)

Net Cash Flows Used In Investing Activities	(2,305)	(837)	(1,468)

Cash Flows Used In Financing Activities

Proceeds from issue of common stock, net of offering costs	61,878	61,878	-

Net Cash Flows Provided By Financing Activities	61,878	61,878	-

Increase in Cash	46,852	46,852	-

Cash - Beginning of Period	-	-	-

Cash - End of Period	46,852	46,852	-

Non-Cash Financing Activities
Purchase of assets by issue of note payable	7,342	-	7,342
Issue of common shares for services	2,500	-	2,500

Supplemental Disclosures
Interest paid	442	442	-
Income taxes paid	-	-	-

(The accompanying notes are an integral part of these financial statements)
SB2 -37 - A/2

NSM Holdings, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)
From April 8, 2004 (Date of Inception) to November 30, 2004
(Expressed in US dollars)

					Deficit
					Accumulated
			Additional		During the
			Paid-In	Subscriptions	Development
	Shares	Amount	Capital	Receivable	Stage	Total
	#	$	$	$	$	$

Balance - April 8, 2004 (Date of Inception)	-	-	-	-	-	-

Common shares issued for services at $0.001 per share	2,500,000	2,500	-	-	-	2,500

Common shares issued for cash at $0.05 per share	500,000	500	24,500	(25,000)	-	-

Net loss for the period	-	-	-	-	(15,856)	(15,856)

Balance - May 31, 2004	3,000,000	3,000	24,500	(25,000)	(15,856)	(13,356)

Common shares issued for cash at $0.10 per share	445,000	445	44,055	-	-	44,500

Share Issue Costs	-	-	(7,622)	-	-	(7,622)

Proceeds from share subscriptions	-	-	-	25,000	-	25,000

Net loss for the period	-	-	-	-	(23,534)	(23,534)

Balance - November 30, 2004	3,445,000	3,445	60,933	-	(39,390)	24,988

(The accompanying notes are an integral part of these financial statements)

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NSM Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
November 30, 2004

1. Development Stage Company

The Company was incorporated in the State of Delaware on April 8, 2004. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7. The Company’s principal business is the sale of marine hobby products through its website “northernstarmall.com”.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has incurred operating losses since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations. As at November 30, 2004, the Company has a working capital of $22,994 and accumulated losses of $39,390 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

In September 2004, the Company issued 445,000 common shares at a price of $0.10 per share for net proceeds of $36,878 after issuance costs of $7,622, pursuant to a private placement.

The Company is planning to file an amended Form SB-2 Registration Statement (“SB-2”) with the United States Securities and Exchange Commission to register 945,000 shares of common stock held by existing shareholders, which includes common shares issued in the private placement discussed above, for resale at a price of $0.10. Also pursuant to the SB-2, the Company plans to offer up to 2,500,000 common shares at a price of $0.10 per share for maximum proceeds of $250,000 to the Company.

2. Summary of Significant Accounting Policies

a)	Basis of Presentation and Fiscal Year

These consolidated financial statements include the accounts of the Company and it’s wholly owned subsidiary, Northern Star Distributors Ltd., a private company incorporated in the Province of British Columbia, Canada.  These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is May 31.

b)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

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NSM Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
November 30, 2004

2. Summary of Significant Accounting Policies (continued)

e)	Share Offering Costs

Costs incurred related to share offerings are deducted from the proceeds of the related offerings. Costs incurred related to the registration of common stock held by existing shareholders of the Company are expensed as incurred. As the Company is uncertain as to the amount of shares the Company will eventually issue under the proposed SB-2, all related costs have been expensed as incurred.

f)	Comprehensive Loss
SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)	Inventory

Inventory is determined on a first-in, first-out basis and is stated at the lower of cost or market. Market is determined based on the net realizable value, with appropriate consideration given to obsolescence, excessive levels, deterioration and other factors.

h)	Property and Equipment

Property and equipment consists of computer hardware, is recorded at cost and is being amortized on a straight-line basis over their estimated lives of three years.

i)	Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”.

Costs associated with the website consist primarily of a domain name purchased from a third party, and web site design costs. These capitalized costs are amortized based on their estimated useful life over four years. Payroll and related costs have not been capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content will be charged to operations as incurred.

j)	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

k)	Financial Instruments and Concentrations

Financial instruments, which include accounts payable, accrued liabilities, and due to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada resulting in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

For the six months ended November 30, 2004, accounts receivable from a single unaffiliated customer represented 81% of total accounts receivable, and sales to a single unaffiliated customer represented 64% of total sales.

l)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

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NSM Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
November 30, 2004

2. Summary of Significant Accounting Policies (continued)

m)	Foreign Currency Translation

The Company’s functional and reporting currency of the Company and its subsidiary is the United States dollar. The financial statements of the Company’s wholly owned subsidiaryMonetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated ” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

F-
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NSM Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
November 30, 2004

2. Summary of Significant Accounting Policies (continued)

n)	Revenue Recognition

The Company recognizes revenue from the online sale of marine hobby products in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue consists of the sale of marine hobby products and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the product is shipped, and collectibility is reasonably assured.

Trade accounts receivable relate to the sale of marine hobby products. The Company sells to customers based on standard credit policies and regularly reviews accounts receivable for any bad debts. As of November 30, 2004, no allowance for doubtful accounts is considered necessary.

o)	Stock - Based Compensation

Common shares issued for non-cash consideration are valued based on the fair market value of the services provided or the fair value of the common stock on the measurement date, whichever is more readily determinable.

The Company records stock-based compensation in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation”. All transactions in which goods or services are provided to the Company in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued. The Company does not currently have a stock option plan.

p)	Recent Accounting Pronouncement

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.  SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

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NSM Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
November 30, 2004

2. Summary of Significant Accounting Policies (continued)

p) Recent Accounting Pronouncement (continued)

In December 2004, FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.  SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

3. Property and Equipment
	November 30, 2004			May 31, 2004
		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value
	$	$	$	$

Computer hardware	837	128	709	-

	837	128	709	-

4. Intangible Assets
	November 30, 2004			May 31, 2004
		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value
	$	$	$	$

Website domain name	1	-	1	1
Website development costs	1,468	184	1,284	1,468

	1,469	184	1,285	1,469

5. Related Party Balances/Transactions

a)	The amount due to a related party of $840 (May 31, 2004 - $477) is non-interest bearing, unsecured and has no specific terms of repayment.

b)	During the six month period ended November 30, 2004, the Company paid $2,271 (May 31, 2004 - $477) to the President of the Company for management services rendered.

c)
During the period ended May 31, 2004, the Company issued 2,500,000 shares of common stock to the President of the Company for services valued at $2,500. The Company also issued 500,000 shares of common stock to the President of the Company for cash at $0.05 per share.

6. Acquisition of Assets

The Company entered into an Agreement dated April 30, 2004 to acquire a 100% interest in the domain name “northernstarmall.com” and inventory in consideration for a promissory note of CDN$10,000. The note was unsecured bearing interest at 4% per annum and was repaid in June 2004. The purchase price of $7,342 (CND$10,000) was allocated as follows:

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$

Net tangible assets acquired	$7,341
Intangible assets acquired	1

Total purchase price	$7,342

7. Common Shares

a)
On April 16, 2004 the Company issued 2,500,000 shares of common stock to the President of the Company at a price of $0.001 per share in consideration for services valued at $2,500. These common shares were recorded at management’s estimate of a nominal fair value of $0.001 per share as they were issued as founders shares

b)
On April 23, 2004 the Company issued 500,000 shares of common stock to the President of the Company at a price of $0.05 per share for cash proceeds of $25,000, which was received in full in June 2004. The price was 50% of the anticipated offering price of the Company’s proposed SB-2.

c)
On October 1, 2004 the Company issued 445,000 shares of common stock to unrelated third parties at a price of $0.10 per share for net proceeds of $36,878 after issuance costs of $7,622, pursuant to a private placement. The price was determined to be equal to the anticipated offering price of the Company’s proposed SB-2.

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NSM Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
November 30, 2004

8. Income Tax

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. As of November 30, 2004, the Company has net operating losses carried forward totalling $28,245 for US tax purposes and $7,517 for Canadian tax purposes which expire starting in 2024 and 2011, respectively. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not to utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at November 30, 2004, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

	November 30, 2004 $	May 31, 2004 $

Net Operating Loss	22,883	12,879

Statutory Tax Rate	34%	34%

Effective Tax Rate	-	-

Deferred Tax Asset	7,780	4,379

Valuation Allowance	(7,780)	(4,379)

Net Deferred Tax Asset	-	-

9. Commitment

During the period ended May 31, 2004, the Company entered into a lease agreement for office premises at a rate of CDN$6,000 per annum, for a one year term expiring March 31, 2005.  During the six month period ended November 30, 2004, the landlord agreed to waive five months of unpaid rent, and accordingly, $2,011 (CDN$2,500) has been recognized as a gain on forgiveness of debt. No other terms of the lease have been modified as a result of the forgiveness of unpaid rent.

SB2 -45 - A/2

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.     Article Seventh of the Certificate of Incorporation of NSM. No director or officer will be held personally liable to NSM or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director unless such breach involves (a) a breach of the director’s duty of loyalty to NSM or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a payment of dividends in violation of the law, or (d) any transaction from which the director derived an improper personal benefit.

2.     Part 6 of the By-laws of NSM. Directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.

3.     The Delaware General Corporation Law provides that NSM may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons will be determined to not have (I) breached the duty of loyalty to NSM or its stockholders; (ii) failed to act in good faith or committed intentional misconduct or a knowing violation of the law; (iii) acted in violation of Delaware General Corporation Law; or (iv) entered into a transaction from which he/she derived an improper personal benefit.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making NSM responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Other Expenses of Issuance and Distribution

NSM will pay all expenses in connection with the registration and sale of the common stock by both NSM and the selling stockholders. The estimated expenses of issuance and distribution (assuming all shares offered are sold) are set forth below.

Expense	Cost
SEC registration fee	$100.00	estimated
Transfer Agent fee	$1,000.00	estimated
Printing expenses	$500.00	estimated
EDGAR filing fees	$1,000.00	estimated
Accounting fees and expenses	$10,000.00	estimated
Legal fees and expenses	$25,000.00	estimated
Total (estimate)	$37,600.00

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RECENT SALE OF UNREGISTERED SECURITIES

In the past three fiscal years, NSM has sold the following securities that were not registered under the Securities Act of 1933.

On April 16, 2004, NSM issued 2,500,000 restricted shares of common stock to Zuber Jamal for pursuant to Section 4(2) of the Securities Act of 1933. The restricted shares of common stock were issued in consideration of the services that were provided by Mr. Jamal in the formation of NSM and its business operations. NSM valued those services at $2,500. Mr. Jamal is a sophisticated investor, an officer and a director of NSM, and was in possession of all material information relating to NSM. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

On April 23, 2004, NSM issued 500,000 restricted shares of common stock to Zuber Jamal pursuant to Section 4(2) of the Securities Act of 1933. NSM received $25,000 in subscription funds from Mr. Jamal as consideration for these shares. Mr. Jamal is a sophisticated investor, an officer and a director of NSM, and was in possession of all material information relating to NSM. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

On April 30, 2004, NSM authorized the issuance of up to 750,000 shares of common stock at $0.10 to private investors for a total offering price of $75,000. NSM raised $44,500 from this offering, which was closed on September 30, 2004. The 445,000 restricted shares of common stock were issued for investment purposes in a “private transaction”. NSM relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Each subscriber had a pre-existing business relationship with the sole executive officer that allowed NSM to determine that (1) each subscriber met certain suitability standards and (2) had the level of knowledge and experience in finance to evaluate the merits and risks of the investment in the shares. NSM received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and ©) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.

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EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been included unless otherwise noted.

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Exhibit	Description
3.1	Certificate of Incorporation for NSM Holdings, Inc.	Included
3.2	By-laws of NSM Holdings, Inc.	Included
3.3	Certificate of Incorporation for Northern Star Distributors Ltd.	Included
3.4	Notice of Articles for Northern Star Distributors Ltd.	Included
3.5	Articles of Northern Star Distributors Ltd.	Included
5.1	Opinion of Conrad C. Lysiak, regarding the legality of the securities being registered.	Included
10.1	Asset Purchase Agreement dated April 30, 2004, between Northern Star Distributors Ltd. and Hansa Capital Corp.	Included
10.2	Sublease dated April 1, 2004, between David Higano and Northern Star Distributors Ltd.	Included
23.1	Consent of Manning Elliot dated April 8, 2005	Included
23.2	Consent of Conrad C. Lysiak	Included
99.1	Form of Subscription Agreement	Included

UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NSM will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
3.    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Vancouver, British Columbia, Canada on this 8th  day of April, 2005.

NSM NSM Holdings, Inc.

By:  /s/ Zuber Jamal
Zuber Jamal
President and Director

Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

Signature	Title	Date
/s/ Zuber Jamal	President, principal executive officer, principal financial officer principal accounting officer, Treasurer, Corporate Secretary, and Director	April 8, 2005

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Dealer Prospectus Delivery Obligation

Until *, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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EXHIBIT 3.1

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State of Delaware
Secretary of State
Division or Corporations
Delivered 04:35 PM 04/08/2004
FILED 04:29 PM 04/08/2004
SRV 040261506 - 3768305 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: NSM HOLDINGS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is THE COMPANY CORPORATION.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may
Be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is : 100,000,000 shares of common stock with a par value of ($0.001), and 5,000 shares of preffered stock with a par value of ($0.001).

The powers, preferences and rights and qualifications, limitations or restrictions thereof shall be determined by the board of directors.

FIFTH: The name and address of the incorporator is as follows:
Angela Norton
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability or any director of the Corporation for or with respect to any acts or omissions such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed and acknowledged this certificate of incorporation this 8th day of April 2004.

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EXHIBIT 3.2

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BY-LAWS

of

NSM HOLDINGS, INC.
a Delaware corporation

Part 1

Offices

By-law 1. Registered Office. The registered office of NSM Holdings, Inc. (the “Corporation”) will be maintained at such locations within the State of Delaware as the Board of Directors from time to time will designate. The Corporation will maintain in charge of such registered office an agent upon whom process against the Corporation may be served.

By-law 2. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require.

Part 2

Meetings of Shareholders

By-law 3. Annual Meetings. Subject to the provisions of these Bylaws, the annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting will be held on such date and at such time as will be designated by the Board of Directors and stated in the notice of such meeting. If the election for directors will not be held on the day designated therefor or at any adjournment thereof, the directors will cause such election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such special meeting, subject to the provisions of these Bylaws, the shareholders may elect the directors and transact any other business with the same force and effect as at an annual meeting duly called and held.

By-law 4. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and will be called by the President or Secretary, upon the direction of the Board of Directors, or upon the written request of a shareholder or shareholders holding of record at least ten (10%) percent of the outstanding shares of the Corporation entitled to vote at such a meeting.

By-law 5. Place of Meetings. All meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place, within or without the State of Delaware, as will be designated by the Board of Directors and stated in the notice of each such meeting.

By-law 6. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual, special, or adjourned, will be given, not less than 10 days nor more than 60 days before the day on which such meeting is to be held, to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to such shareholder personally, by facsimile machine, or by mailing such notice in a postage prepaid envelope addressed to such shareholder at the post office address furnished by such shareholder to the Secretary for such purpose, or, if such shareholder will not have furnished to the Secretary an address for such purpose, then at the address of such shareholder last known to the Secretary. Except when expressly required by law, no publication of any notice of a meeting of shareholders will be required. Notice of any meeting of shareholders will not be required to be given to any shareholder who will attend such meeting in person or by proxy. If any shareholder will in person or by proxy waive notice, in writing, of such meeting, whether before or after such meeting, notice thereof need not be given to such shareholder. Notice of any adjourned meeting of the shareholders will not be required to be given, except when expressly required by law.

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By-law 7. Quorum. At each meeting of the shareholders, the presence in person or by proxy of shareholders holding of record a majority of the outstanding shares entitled to vote at such meeting will be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders entitled to vote who are present in person or by proxy at the time and place of any meeting, or, if no shareholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn such meeting from time to time, without notice other than an announcement at such meeting, until a quorum will be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

By-law 8. Organization. At every meeting of the shareholders, the President, or, in his or her absence, a Vice President, or, in the absence of the President and all of the Vice Presidents, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, will act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, will act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary or an Assistant Secretary, the chairman may appoint any person to act as secretary of such meeting.

By-law 9. Business and Order of Business. Subject to the provisions of these Bylaws, at each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting.

By-law 10. Voting. At each meeting of the shareholders, each shareholder will be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of such meeting was given, or, if no notice was given, on the day next preceding the day on which such meeting is held, except when, pursuant to the provisions of By-law 60, a date will have been fixed as a record date for the determination of the shareholders entitled to vote. Any shareholder entitled to vote may vote in person or by proxy in writing; provided, however, that no proxy will be valid after 11 months after the date of its execution, unless otherwise provided therein. The presence at any meeting of any shareholder who has given a proxy will not revoke such proxy, unless such shareholder will file written notice of such revocation with the secretary of such meeting prior to the voting of such proxy.

At each meeting of the shareholders, all matters other than those the manner of deciding of which is expressly regulated by statute, the Certificate of Incorporation, or these Bylaws, will be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.

The Board of Directors, in advance of any meeting of the shareholders, or the chairman of such meeting, at such meeting, may appoint one or more inspectors of election to act at such meeting or any adjournment thereof, but no inspectors need be appointed unless expressly requested at such meeting by a shareholder entitled to vote thereat.

By-law 11. Conduct of Meetings of Shareholders. Meetings of the shareholders will generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules will be within the absolute discretion of the chairman, and there will be no appeal from any ruling of the chairman with respect to procedure or rules. Accordingly, in any meeting of the shareholders, or part thereof, the chairman will have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules will apply:

(a)	Within his or her sole discretion, the chairman of a meeting may adjourn such meeting by declaring such meeting adjourned. Upon his or her doing so, such meeting will be immediately adjourned.

(b)	The chairman may ask or require anyone to leave a meeting if that person is not a bona fide shareholder or proxy.

(c)
A resolution or motion will be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by a person, who is a shareholder or a duly authorized proxy, other than the person who proposed the resolution or motion. The chairman may propose any motion for vote.

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(d)
The chairman of a meeting may impose any reasonable limits with respect to participation by shareholders in a meeting, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any shareholder, limits on the numbers of questions per shareholder, and limits as to the subject matter and timing of questions and remarks by shareholders.

Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this By-law 11; provided, however, that nothing in this By-law 11 will be deemed to preclude discussion by any shareholder as to any business properly brought before any meeting.

The chairman will, if the facts warrant, determine, and declare at any meeting of the shareholders that business was not properly brought before such meeting in accordance with the provisions of this By-law 11, and if he or she should so determine, he or she will so declare to such meeting and any such business not properly brought before such meeting will not be transacted.

By-law 12. Advance Notice of Shareholder Proposed Business at any Shareholders’ Meeting. To be properly brought before any meeting of the shareholders, business must be either (a) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before such meeting by a shareholder. In addition to any other applicable requirements, including, but not limited to, requirements imposed by federal and state securities laws pertaining to proxies, for business to be properly brought before any meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary. To be timely, shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder’s notice to the Secretary will set forth as to each matter such shareholder proposes to bring before any meeting of the shareholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder, and (iv) any material interests of such shareholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meeting except in accordance with the procedures set forth in this By-law 12. The chairman of such annual meeting will, if the facts warrant, determine and declare to the meeting that business was not properly brought before such meeting and in accordance with the provisions of this By-law 12, and if he or she should so determine, he or she will so declare to such meeting and any such business not properly brought before such meeting will not be transacted.

By-law 13. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders under any provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be taken without a meeting if all of the shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section 228 of the Delaware General Corporation Law, if the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the shareholders entitled to vote thereon were present and voting will consent in writing to such action being taken. Whenever action of the Corporation is so taken, the consents of the shareholders consenting thereto will be filed with the minutes of proceedings of the shareholders.

Part 3

Board of Directors

By-law 14. General Powers. The Board of Directors will manage the property, affairs, and business of the Corporation.

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By-law 15. Number, Qualifications, and Term of Office. The number of directors constituting the entire Board of Directors of this corporation will be not less than one (1) nor more than eight (8) as fixed from time to time by vote of a majority of the entire Board of Directors of this Corporation; provided, however, that the number of directors will not be reduced so as to shorten the term of any director at that time in office. The directors will be elected annually at the annual meeting of the shareholders. Each director will hold office until his or her successor will have been elected and qualified, until his or her death, until he or she will have resigned in the manner set forth in By-law 26, or until he or she will have been removed in the manner set forth in By-law 27, whichever will first occur. Any director elected to fill a vacancy in the Board of Directors will be deemed elected for the unexpired portion of the term of his or her predecessor on the Board of Directors. Each director, at the time of his or her election, will be at least 18 years of age.

By-law 16. Nomination of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in this by-law will be eligible for election as directors. The Board of Directors, or a duly appointed committee thereof, will act as a nominating committee for selecting nominees for election as directors. Except in the case of a nominee substituted as a result of the death or incapacity of a nominee of the nominating committee, the nominating committee will deliver written nominations to the Secretary at least 90 days prior to the appropriate date of the previous meeting of shareholders called for election of directors. Provided such nominating committee makes such nominations, no nominations for directors, except those made by the nominating committee, will be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this By-law. No person will be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. Ballots specifying the names of all persons nominated by the nominating committee and by shareholders will be provided for use at the annual meeting.

(b) Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this By-law. Such nominations, other than those made by the Board of Directors or a nominating committee thereof, will be made pursuant to timely notice in writing to the Secretary as set forth in this By-law. To be timely, a shareholder’s notice will be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the appropriate anniversary date of the previous meeting of shareholders of the Corporation called for the election of directors. Each such shareholder’s notice will set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, information required to be disclosed by Items 4, 5, 6, and 7 of Schedule 14A; (5) the consent of each nominee to serve as director of the Corporation if so elected; and (6) the class and number of shares of stock of the Corporation that are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by the Board of Directors, or a nominating committee thereof, for election as a director will furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination that pertains to the nominee together with the required written consents, each as described herein.

(c) The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this By-law. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this by-law in any material aspect, the Secretary will notify such shareholder of the deficiency in the notice. The shareholder will have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee will reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this by-law in any material respect, then the Board of Directors may reject such shareholder’s nomination. The Secretary will notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this by-law. Notwithstanding the procedures set forth in this by-law, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the chairman of such annual meeting will determine and declare at such annual meeting whether the nomination was made in accordance with the terms of this By-law. If such chairman determines a nomination was made in accordance with the terms of this By-law, he or she will so declare at such annual meeting and ballots will be provided for use at the annual meeting with respect to such nominee. If such chairman determines that a nomination was not made in accordance with this by-law, he or she will so declare at the annual meeting and defective nomination will be disregarded.

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By-law 17. Election of Directors. At each meeting of the shareholders for the election of directors, the directors will be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon. The vote for directors need not be by ballot, unless demanded by a shareholder entitled to vote thereon at such election and before the voting begins. The shareholders will not be entitled to cumulate their votes for directors.

By-law 18. Annual Meetings. The annual meeting of the Board of Directors will be held in each year immediately after the annual meeting of shareholders, at such place as the Board of Directors from time to time may fix and, if so held, no notice of such meeting need be given.

By-law 19. Regular Meetings. Regular meetings of the Board of Directors will be held at such times as the Board of Directors will determine. If any day fixed for a regular meeting will be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day will be held at said place at the same hour on the next succeeding business day that is not a legal holiday. Notice of regular meetings need not be given.

By-law 20. Special Meetings. Special meetings of the Board of Directors will be held whenever called by the President or any one director. Notice of each such meeting will be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or will be sent to him or her at such place by facsimile machine, telegraph, cable, telex, or the equivalent, or be delivered personally or by telephone, not later than the day preceding the day on which such meeting is to be held, except that in an emergency, the President may direct that shorter notice of a special meeting be given personally or by facsimile machine, telephone, telegraph, cable, telex, or the equivalent. Neither the business to be transacted nor the purpose of any such meeting need be specified in such notice. Notice of any meeting of the Board of Directors need not be given, however, if waived in writing or by facsimile machine, telegraph, telex, cable, or the equivalent, either before or after such meeting, or, at the meeting. Any meeting of the Board of Directors will be a legal meeting without any notice having been given, if all the directors will be present thereat.

By-law 21. Place of Meeting. Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as the Board of Directors from time to time may designate.

By-law 22. Quorum and Manner of Acting. A majority of the directors will be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present will be an act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting will be given, in the same manner as notice of special meetings is required to be given, as set forth in these Bylaws. The directors will act only as a board and the individual directors will have no power as such.

By-law 23. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or such committee. Such consent will have the same effect as a unanimous vote of the Board of Directors or such committee for all purposes and may be stated as such in any certificate or other document.

By-law 24. Organization. At each meeting of the Board of Directors, the President or, in his or her absence, a chairman chosen by a majority of the directors present, will act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman, will act as recording secretary of such meeting.

By-law 25. Order of Business. At all meetings of the Board of Directors business may be transacted in such order as the Chairman of the Board of Directors may determine.

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By-law 26. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary. The resignation of any director will take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make such resignation effective.

By-law 27. Removal of Directors. Any director may be removed at any time, either with or without cause, by the shareholders at any regular or special meeting of the shareholders and the vacancy in the Board of Directors caused thereby may be filled by the shareholders at the same meeting.

By-law 28. Vacancies. In addition to a vacancy occurring by removal by the shareholders, as contemplated by By-law 27, a vacancy in the Board of Directors will occur upon the happening of any of the following events:

(a)	a director dies or resigns;
(b)	the shareholders fail to elect the number of directors authorized to be elected at any meeting of shareholders at which any director is to be elected;
(c)	the Board of Directors by resolution have elected to increase the number of directors;
(d)	the Board of Directors declare vacant the office of any director for such cause as the Board may determine; or
(e)	a vacancy occurs for any other reason.

Any vacancy occurring in the Board of Directors will be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so elected will hold office until the next annual meeting of shareholders and until his or her successor is duly elected and has qualified.

By-law 29. Compensation. The Executive Committee will fix the salaries of the directors of the Corporation from time to time. No director will be prevented from receiving such salary by reason of the fact that he or she is also an officer of the Corporation. The directors may be paid their expenses for attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. No payment precludes any director from serving the Corporation in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

By-law 30. Indemnification of Directors, Officers, Employees and Agents. The Corporation will indemnify each director, officer, employee and agent of the Corporation, as amended by the provisions of Section 145 of the Delaware General Corporation Law, as set forth in Part 6 of these Bylaws.

By-law 31.  Executive and Other Committees.

(a) The Board of Directors, by resolution adopted by a majority of the members of the Board of Directors determined in the manner specified by these Bylaws, may create and establish an Executive Committee consisting of not less than two directors. The Board of Directors may provide the Executive Committee with such powers as the Board of Directors determines to be necessary or appropriate, subject to such conditions as may be prescribed by the Board of Directors, these Bylaws, the Certificate of Incorporation and the Delaware General Corporation Law.

(b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee will not have the power to amend or repeal any resolution of the Board of Directors that by its terms will not be subject to amendment or repeal by the Executive Committee, and the Executive Committee will not have the authority of the Board of Directors in reference to (1) approving or proposing to shareholders action required to be approved by shareholders; (2) filling vacancies on the Board of Directors or on any of its committees; (3) amending the Certificate of Incorporation; (4) adopting, amending or repealing bylaws; or (5) approving a plan of merger or share exchange not requiring shareholder approval.

(c) The Executive Committee will meet from time to time on call of the Chairman of the Board of Directors or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee will determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It will keep a record of its proceedings and will report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings will be subject to revision or alternation by the Board of Directors except to the extent that action will have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alternation.

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(d) The Executive Committee will act by majority vote of its members; provided, however, the provisions of Bylaw 32 notwithstanding, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested will require the affirmative vote of majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

(e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation will constitute presence in person at such proceedings.

(f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this By-law, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

(g) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more additional committees, each committee to consist of two or more of the directors, which will have such name or names and will have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees will provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

(h) The Board of Directors will have the power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

By-law 32. Provision Concerning Interested Transactions. Any contract or other transaction between the Corporation and (i) any director, or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity (“Legal Entity”) (A) in which any director has a material financial interest or is a general partner, or (B) of which any director is a director, officer, or trustee (collectively, a “Conflict Transaction”), will be valid for all purposes, if the material facts of such Conflict Transaction and such director’s interest were disclosed or known to the Board of Directors, a committee with authority to act thereon, or the shareholders entitled to vote thereon, and the Board of Directors, such committee, or such shareholders authorized, approved, or ratified such Conflict Transaction. A Conflict Transaction will be authorized, approved or ratified:

(a)
By the Board or Directors or such committee, if it receives affirmative vote of majority of the directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the directors present at such meeting, and notwithstanding the presence or vote of any director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single director; or

(b)
By such shareholders, if such Conflict Transaction receives the vote of a majority of the shares entitled vote, in which vote shares owned or voted under the control of any director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted. This By-law will not be construed to require authorization, ratification or approval by the shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

By-law 33. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means will constitute presence in person at a meeting.

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Part 4

Officers

By-law 34. Number. The officers of the Corporation will be a President, a Treasurer, and a Secretary, and, in the discretion of the Board of Directors, one or more Vice Presidents.

By-law 35 Election, Qualifications, and Terms of Office. The Board of Directors will elect the officers annually. Each officer will hold office until his or her successor will have been elected and qualified, or until his or her earlier death, resignation, or removal in the manner provided in these Bylaws. Any person may hold more than one office.

By-law 36. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified in such written notice, such resignation will take effect upon receipt of the notice thereof by the Board of Directors or any such officer.

By-law 37. Vacancies. The Board of Directors will fill a vacancy in any office because of death, resignation, removal, disqualification, or any other cause for the unexpired portion of the term.

By-law 38. President. The President will be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President will have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. If present, the President will preside at all meetings of shareholders and at all meetings of the Board of Directors. The President will see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with any other officer “hereunto authorized, share certificates of the Corporation, the issuance of which will have been duly authorized, and may sign, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in these instances where the signing thereof will be expressly delegated by the Board of Directors to some other officer or agent. From time to time, the President will report to the Board of Directors all matters within his or her knowledge that the interests of the Corporation may require to be brought to their attention. The President will also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

By-law 39. Secretary. The Secretary will (a) record all the proceedings of the meetings of the shareholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute; (c) be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal will have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed; (e) have charge of the share record books of the Corporation and cause the same to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) perform the duties required of him or her under Bylaw 11; (g) sign (unless the Treasurer will sign) certificates representing shares of the Corporation, the issuance of which will have been duly authorized; and (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

By-law 40. Chief Financial Officer. The Chief Financial Officer will (a) have charge of and supervision over and by responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as will be selected in accordance with Bylaw 46 or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer; (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of Delaware) as will be designated by the Board of Directors, correct books of account of all its business and transactions; (f) sign (unless the Secretary will sign) certificates representing shares of the Corporation, the issuance of which will have been duly authorized; and (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

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By-law 41. Vice Presidents. At the request of the President, any Vice President will perform all the duties of the President and, when so acting, will have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, share certificates of the Corporation, the issuance of which will have been duly authorized, and may sign in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing thereof will be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President will perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

By-law 42. Salaries. The Board of Directors will fix the salaries of the officers of the Corporation from time to time. No officer will be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

By-law 43. Surety Bonds. If the Board of Directors will so require, any officer or agent of the Corporation will sign a bond to the Corporation, in such amount and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties.

Part 5

Contracts and Financial Matters

By-law 44. Execution of Contracts. The President or any Vice President, subject to the approval of the Board of Directors, may enter into any contract or sign and deliver any instrument in the name and on behalf of the Corporation. Such authorization may be general or restricted to specific instances.

By-law 45. Checks and Drafts. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation will be signed by such officer or officers or agent or agents of the Corporation as will be thereunto so authorized from time to time by resolution of the Board of Directors.

By-law 46. Deposits. All funds of the Corporation not otherwise employed will be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries will be made in such manner as the Board of Directors from time to time may determine.

By-law 47. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositaries as the Board of Directors may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as the Board of Directors may deem expedient.

By-law 48. Loans. No loans or advances will be contracted on behalf of the Corporation and no negotiable paper will be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or restricted to specific instances. Any officer or agent of the Corporation thereunto so authorized may affect loans and advances for the Corporation and for such loans and advances may make, sign, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, to that end, may endorse, assign, and deliver the same and do every act and shine necessary or proper in connection therewith.

By-law 49. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by such person or persons as will be thereunto authorized from time to time by the Board of Directors.

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Part 6

Indemnification and Insurance

By-law 50. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit, or proceeding (“proceeding”), by reason of his or her being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, will be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted prior to such amendment), from and against any and all reasonable costs, disbursements, and attorney’s fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding, and such indemnification will continue as to a person who has ceased to be a director, officer, trustee, employee, or agent and will inure to the benefit of his or her heirs, executors, administrators, and assigns; provided, however, that, except as provided in By-law 51, the Corporation will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The right to indemnification specified in Part 6 of these By-laws will be a contract right and will include the right to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however; that, if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding will be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it will ultimately be determined that such person is entitled to be indemnified under this By-law or otherwise.

By-law 51. Right of Claimant to Bring Suit. If a claim made under By-law 50 is not paid in full by the Corporation within 30 days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding or in the defense of any claim, issue, or matter therein, the claimant will also be entitled to be paid by the Corporation for any and all expenses incurred or suffered in connection with such proceeding. It will be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not satisfied the standard of conduct that makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has satisfied the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the claimant has not satisfied such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will be a defense to the action or create a presumption that the claimant has not satisfied the applicable standard of conduct.

By-law 52. Non-exclusivity of Rights. The right to indemnification and advance of expenses provided by or granted pursuant to Part 6 of these By-laws will not exclude or be exclusive of any other rights to which any person may be entitled under the Certificate of Incorporation of the Corporation, these Bylaws, any agreement, vote of shareholders, or otherwise; provided, however, that no indemnification will be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not satisfied the applicable standard of conduct required to be satisfied under the Delaware General Corporation Law.

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By-law 53. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expenses incurred in any proceeding and against any liabilities asserted against him or her by reason of such person’s being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of Part 6 of these By-laws or otherwise.

Part 7

Shares and Share Transfers

By-law 54. Share Certificates. Every holder of shares of the Corporation will be entitled to have a certificate, signed by the President or a Vice president and either the Treasurer or the Secretary, certifying the number of shares owned by him or her in the Corporation. In case any officer of the Corporation who has signed any such certificate will cease to be such officer, for whatever cause, before the certificate will have been delivered by the Corporation, the certificate will be deemed to have been adopted by the Corporation, unless the Board of Directors will otherwise determine prior to the issuance and delivery thereof, and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of the Corporation will be in such form as will be approved by the Board of Directors. There will be entered upon the share record books of the Corporation, at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation will be marked “cancelled” with the date of cancellation.

By-law 55. Share Record Books. The share record books and the blank share certificate books will be kept by the Secretary, or by any officer or agent designated by the Board of Directors.

By-law 56. Addresses of Shareholders. Each shareholder will designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to such shareholder and, if any shareholder will fail to designate such address, all corporate notices (whether served or delivered by the Secretary, another shareholder, or any other person) may be served upon such shareholder by mail directed to him or her at his or her last known post office address.

By-law 57. Transfers of Shares. The holder or record will make transfers of shares of the Corporation on the books of the Corporation thereof or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary and on surrender of the certificate or certificates representing such shares. The Corporation will be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and, accordingly, will not be obligated to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person, whether or not it or they will have express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares will be made for collateral or security and not absolutely and written notice thereof will be given to the Secretary, such fact will be expressed in the entry of the transfer. Notwithstanding anything to the contrary contained in these Bylaws, the Corporation will not be required or permitted to make any transfer of shares of the Corporation that, if made, would violate the provisions of any agreement restricting the transfer of shares of the Corporation to which the Corporation will be a party; provided, however, that the restriction upon the transfer of the shares represented by any share certificate will be set forth or referred to upon the certificate. If the Corporation is not a reporting corporation with its shares listed for trading then no shares can be transferred without the consent of the directors expressed by a resolution of the board of directors. The board of directors will not be required to give any reason for refusing to consent to any such proposed transfer.

By-law 58. Regulations. Subject to the provisions of Part 7 of these By-laws, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

By-law 59. Lost, Destroyed, and Mutilated Certificates. The holder of any shares will immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor and the Board of Directors, in its discretion, may cause to be issued to him or her a new certificate or certificates upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond, in such amount (not exceeding twice the value of such shares) and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

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By-law 60. Fixing of Record Dates. The Board of Directors will have the power to fix in advance a date, not more than 60 days nor less than 10 days, preceding the date of any meeting of shareholders, the date for the payment of any dividend or allotment of any right, the date when any change, conversion, or exchange of shares will go into effect, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, entitled to receive payment of any such dividend or allotment of any right, entitled to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to participate in or be entitled to the benefit of any such other action. Whenever a record date has been so fixed, only shareholders of record on such date will be entitled to notice of and to vote at such meeting, to receive payment of any such dividend or allotment of any right, to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

By-law 61. Refusal to Register Transfer. The Corporation will not register any transfer of securities issued by the Corporation in any transaction that qualifies for the exemption from registration requirements specified by the provisions of Regulation S, unless such transfer is made in accordance with the provisions of Regulation S.

Part 8

Dividends

By-law 62. Dividends. Subject to any restrictions imposed by statute, the Board of Directors from time to time, in its discretion, may fix and vary the amount of the working capital of the Corporation and determine what, if any, dividends will be declared and paid to the shareholders out of the surplus of the Corporation. The Board of Directors, in its discretion, may use and apply any surplus in purchasing or acquiring any of the shares of the Corporation in accordance with law or any of its bonds, debentures, or other obligations, or from time to time may set aside from such surplus such amount or amounts as it, in its absolute discretion, may deem proper as a reserve fund to meet contingencies or for equalizing dividends, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purposes it may deem consistent with the best interest of the Corporation. All such surplus, until actually declared in dividends or used and applied as aforesaid, will be deemed to be so set aside by the Board of Directors for one or more of said purposes.

Part 9

Corporate Seal

By-law 63. Corporate Seal. The Corporation may have a corporate seal which will be in circular form, will bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise will be in such form as will be approved from time to time by the Board of Directors.

Part 10

Fiscal Year

By-law 64. Determination of Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

Part 11

Accountants

By-law 65. Designation of Accountants. The Board of Directors of the Corporation from time to time will designate the independent accountants of the Corporation.

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Part 12

Amendments

By-law 66. Amendments. All By-laws of the Corporation will be subject to amendment, alteration, or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, by the shareholders or by the Board of Directors, except as otherwise expressly required by statute. Any Bylaw adopted, amended, or repealed by the shareholders may be amended or repealed by the Board of Directors, unless the resolution of the shareholders adopting such Bylaw expressly reserves the right to amend or repeal it only to the shareholders.

Part 13

Force and Effect

By-law 67. Amendments. These Bylaws are subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express provision of either of the Delaware General Corporation Law or the Certificate of Incorporation, the provision of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will govern, prevail and control the extent of such inconsistency.

Approved and adopted on April 8, 2004

CERTIFICATE OF THE SECRETARY

I, Zuber Jamal, certify that I am the secretary of NSM Holdings, Inc. and that the foregoing By-laws consisting of pages constitute full, true and correct code of By-laws of this Corporation as duly adopted at a regular meeting of the Board of Directors of the Corporation held on April 8, 2004.

April 8, 2004

/s/ Zuber Jamal
___________________
Zuber Jamal - Secretary

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EXHIBIT 3.3

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Number BC0692326

CERTIFICATE

OF

INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that NORTHERN STAR DISTRIBUTORS LTD. was incorporated under the Business Corporations Act on April 8, 2004, at 01:51 PM Pacific Time.

Issued under my hand at Victoria, British Columbia
On April 8, 2004

John S. Powel
Registrar of Companies
Province of British Columbia
Canada

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EXHIBIT 3.4

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EXHIBIT 3.5

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table 1

ARTICLES

NORTHERN STAR DISTRIBUTORS LTD.

(THE “COMPANY”)

Part 1
INTERPRETATION

Definitions

1.1    Without limiting Article 1.2, in these articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.6 or 8.10;

“board” and directors” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

Business Corporations Act definitions apply

1.2    The definitions in the Business Corporations Act apply to these articles.

Interpretation Act applies

1.3    The Interpretation Act applies to the interpretation of these articles as if these articles were an enactment.

Conflict in definitions

1.4    If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these articles.

Conflict between articles and legislation

1.5    If there is a conflict between these articles and the Business Corporations Act, the Business Corporations Act will prevail.

Part 2
Shares and Share Certificates

Form of share certificate

2.1    Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.
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Right to share certificate

2.2    Each shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series of shares held by the shareholder.

Sending of share certificate

2.3    Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

Replacement of worn out or defaced certificate

2.4    If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

(a)    order the certificate to be cancelled, and

(b)    issue a replacement share certificate.

Replacement of lost, stolen or destroyed certificate

I2.5    f a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive

(a)    proof satisfactory to them that the certificate is lost, stolen or destroyed, and
(b)    any indemnity the directors consider adequate.

Splitting share certificates

2.6    If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

Part 3
Issue of Shares

Directors authorized to issue shares

3.1    The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

Company need not recognize unregistered interests

3.2    Except as required by law or these articles, the Company need not recognize or provide for any person's interests in or rights to a share unless that person is the shareholder of the share.
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Part 4
Share Transfers

Recording or registering transfer

4.1    A transfer of a share of the Company must not be recorded or registered:

(a)    unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate representing the share to be transferred has been surrendered and cancelled, or

(b)    if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

Form of instrument of transfer

4.2    The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

Signing of instrument of transfer

4.3    If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified all the shares represented by share certificates deposited with the instrument of transfer:

(a)    in the name of the person named as transferee in that instrument of transfer, or

(b)    if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

Transfer fee

4.4    There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

Part 5
Purchase of Shares

Company authorized to purchase shares

5.1    Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

Part 6
Borrowing Powers

Powers of directors

6.1    The directors may from time to time on behalf of the Company

(a)    borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,
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(b)    issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person,

(c)    guarantee the repayment of money by any other person or the performance of any obligation of any other person, and

(d)    mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

Part 7
General Meetings
Annual general meetings

7.1    Unless an annual general meeting is deferred or waived in accordance with section 182 (2) (a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

When annual general meeting is deemed to have been held

7.2    If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under section 182 (2) (b) of the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date selected, under section 182 (3) of the Business Corporations Act, in the unanimous resolution.

Calling of shareholder meetings

7.3    The directors may, whenever they think fit, call a meeting of shareholders.

Special business

7.4    If a general meeting is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)    state the general nature of the special business; and

(b)    if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders

(i)    at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified by the notice, and

(ii)    during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Part 8
Proceedings at Meetings of Shareholders

Special business

8.1    At a meeting of shareholders, the following business is special business:
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(a)    at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)    at an annual general meeting, all business is special business except for the following:

(i)    business relating to the conduct of, or voting at, the meeting;

(ii)    consideration of any financial statements of the Company presented to the meeting;

(iii)    consideration of any reports of the directors or auditor; (iv) the setting or changing of the number of directors; (v) the election or appointment of directors; (vi) the appointment of an auditor; (vii) the setting of the remuneration of an auditor;

(iv)    business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.

Quorum

8.2    Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

One shareholder may constitute quorum

8.3    If there is only one shareholder entitled to vote at a meeting of shareholders,

(a)    the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)    that shareholder, present in person or by proxy, may constitute the meeting.

Other persons may attend

8.4    The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Requirement of quorum

8.5    No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

Lack of quorum

8.6    If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)    in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and

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(b)    in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Lack of quorum at succeeding meeting

8.7    If, at the meeting to which the first meeting referred to in Article 8.6 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and being, or representing by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

Chair

8.8    The following individual is entitled to preside as chair at a meeting of shareholders:

(a)    the chair of the board, if any;

(b)    if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Alternate chair

8.9    If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

Adjournments

8.10    The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of adjourned meeting

8.11    It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Motion need not be seconded

8.12    No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Manner of taking a poll

8.13    Subject to Article 8.14, if a poll is duly demanded at a meeting of shareholders:

(a)    the poll must be taken

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(i)    at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs; and

(ii)    in the manner, at the time and at the place that the chair of the meeting directs;

(b)    the result of the poll is deemed to be a resolution of and passed at the meeting at which the poll is demanded; and

(c)    the demand for the poll may be withdrawn.

Demand for a poll on adjournment

8.14    A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Demand for a poll not to prevent continuation of meeting

8.15    The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Poll not available in respect of election of chair

8.16    No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Casting of votes on poll

8.17    On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

Chair must resolve dispute

8.18    In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

Chair has no second vote

8.19    In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Declaration of result

8.20    The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

Part 9
Votes of Shareholders

Voting rights

9.1    Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 9.3:

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(a)    on a vote by show of hands, every person present who is a shareholder or proxyholder and entitled to vote at the meeting has one vote; and

(b)    on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

Trustee of shareholder may vote

9.2    A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or the directors, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

Votes by joint shareholders

9.3    If there are joint shareholders registered in respect of any share:

(a)    any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it, or

(b)    if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

Trustees as joint shareholders

9.4    Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 9.3, deemed to be joint shareholders.

Representative of a corporate shareholder

9.5    If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company; and

(a)    for that purpose, the instrument appointing a representative must:

(i)    be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting; or

(ii)    be provided, at the meeting, to the chair of the meeting, and

(b)    if a representative is appointed under this Article,

(i)    the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative repre-sents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)    the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

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Proxy provisions do not apply to all companies

9.6    Articles 9.7 to 9.13 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

Appointment of proxy holder

9.7    Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

Alternate proxy holders

9.8    A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

When proxy holder need not be shareholder

9.9    A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)    the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 9.5,

(b)    the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or

(c)    the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxyholder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

Form of proxy

9.10    A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints __________________, or, failing that person, ____________________________, as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the _____ day of. _________ _____ and at any adjournment of that meeting.

Signed this _______ day of ________________, 20___,

_________________________
Signature of shareholder

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Provision of proxies

9.11    A proxy for a meeting of shareholders must be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting.

Revocation of proxies

9.12    Subject to Article 9.13, every proxy may be revoked by an instrument in writing that is

(a)    received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)    provided at the meeting to the chair of the meeting.

Revocation of proxies must be signed

9.13    An instrument referred to in Article 9.12 must be signed as follows:

(a)    if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;

(b)    if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.5.

Validity of proxy votes

9.14    A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)    at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)    by the chair of the meeting, before the vote is taken.

Production of evidence of authority to vote

9.15    The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

Part 10
Election and Removal of Directors

Number of directors

10.1    The Company must have a board of directors consisting of:

(a)    subject to paragraph (b), the number of directors that is equal to the number of the Company's first directors, or

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(b)    the number of directors set by ordinary resolution of the shareholders.

Change in number of directors

10.2    If the number of directors is changed by the shareholders under Article 10.1 (b),

(a)    the change is effective whether or not previous notice of the resolution was given, and

(b)    the shareholders may elect, or appoint by ordinary resolution, the directors needed to fill any vacancies in the board of directors that result from that change.

Election of directors

10.3    At every annual general meeting,

(a)    the shareholders entitled to vote at the annual general meeting for the election or appointment of directors must elect a board of directors consisting of the number of directors for the time being required under these articles, and

(b)    all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

Failure to elect or appoint directors

10.4    If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint any directors, the directors then in office continue to hold office until the earlier of:

(a)    the date on which the failure is remedied, and

(b)    the date on which they otherwise cease to hold office under the Business Corporations Act or these articles.

Additional directors

10.5    Despite Articles 10.1 and 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article must not at any time exceed:

(a)    1/3 of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)    in any other case, 1/3 of the number of the current directors who were elected or appointed as directors other than under this Article.

Directors' acts valid despite vacancy

10.6    An act or proceeding of the directors is not invalid merely because fewer than the number of directors required by Article 10.1 are in office.

Part 11
Proceedings of Directors

Meetings of directors

11.1    The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

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Chair of meetings

11.2    Meetings of directors are to be chaired by

(a)    the chair of the board, if any,

(b)    in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)    any other director chosen by the directors if

(i)    neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)    neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)    the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Voting at meetings

11.3    Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Who may call extraordinary meetings

11.4    A director may, and the secretary, if any, on request of a director must, call a meeting of the board at any time.

Notice of extraordinary meetings

11.5    Subject to Articles 11.6 and 11.7, if a meeting of the board is called under Article 11.4, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors:

(a)    by mail addressed to the director's address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,

(b)    by leaving it at the director's prescribed address or at any other address provided to the Company by the director for this purpose, or

(c)    orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

When notice not required

11.6    It is not necessary to give notice of a meeting of the directors to a director if:

(a)    the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed, or

(b)    the director has filed a waiver under Article 11.8.

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Meeting valid despite failure to give notice

11.7    The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

Waiver of notice of meetings

11.8    Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

Effect of waiver

11.9    After a director files a waiver under Article 11.8 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

Quorum

11.10    The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

If only one director

11.11    If there is only one director, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

Part 12
Committees of Directors

Appointment of committees

12.1    The directors may, by resolution:

(a)    appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)    delegate to a committee appointed under paragraph (a) any of the directors' powers, except:

(i)    the power to fill vacancies in the board;

(ii)    the power to change the membership of, or fill vacancies in, any committee of the board; and

(iii)    the power to appoint or remove officers appointed by the board; and

(c)    make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

Obligations of committee

12.2    Any committee formed under Article 12.1, in the exercise of the powers delegated to it, must:

(a)    conform to any rules that may from time to time be imposed on it by the directors; and

(b)    report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

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Powers of board

12.3    The board may, at any time:

(a)    revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;

(b)    terminate the appointment of, or change the membership of, a committee; and

(c)    fill vacancies in a committee.

Committee meetings

12.4    Subject to Article 12.2 (a):

(a)    the members of a directors' committee may meet and adjourn as they think proper;

(b)    a directors' committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)    a majority of the members of a directors' committee constitutes a quorum of the committee; and

(d)    questions arising at any meeting of a directors' committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

Part 13
Officers

Appointment of officers

13.1    The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

Functions, duties and powers of officers

13.2    The board may, for each officer,

(a)    determine the functions and duties the officer is to perform,

(b)    entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and

(c)    from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

Remuneration

13.3    All appointments of officers are to be made on the terms and conditions and at the remuneration(whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

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Part 14
Disclosure of Interest of Directors

Other office of director

14.1    A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No disqualification

14.2    No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

Professional services by director or officer

14.3    Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

Accountability

14.4    A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuner-ation or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

Part 14
Indemnification

Indemnification of directors

15.1    The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

Deemed contract

15.2    Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 15.1.

Part 16
Dividends

Declaration of dividends

16.1    Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

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No notice required

16.2    The directors need not give notice to any shareholder of any declaration under Article 16.1.

Directors may determine when dividend payable

16.3    Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

Dividends to be paid in accordance with number of shares

16.4    Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Manner of paying dividend

16.5    A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

Dividend bears no interest

16.6    No dividend bears interest against the Company.

Fractional dividends

16.7    If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of dividends

16.8    Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)    subject to paragraphs (b) and (c), to the address of the shareholder,

(b)    subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or

(c)    to the person and to the address as the shareholder or joint shareholders may direct in writing.

Receipt by joint shareholders

16.9    If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

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Part 17
Accounting Records

Recording of financial affairs

17.1    The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

Part 18
Execution of Instruments Under Seal

Who may attest seal

18.1    The Company's seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)    any 2 directors;

(b)    any officer, together with any director;

(c)    if the Company only has one director, that director; or

(d)    any one or more directors or officers or persons as may be determined by resolution of the directors.

Sealing copies

18.2    For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 18.1, may be attested by the signature of any director or officer.

Part 19
Notices

Notice to joint shareholders

19.1    A notice, statement, report or other record may be provided by the Company to the joint share-holders of a share by providing the notice to the joint shareholder whose name stands first on the central securities register in respect of the share.

Notice to trustees

19.2    If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by:

(a)    mailing the record, addressed to that person:

(i)    by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)    at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled; or

(b)    if an address referred to in paragraph (a) (ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

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Part 20
 Restriction on Share Transfer

Application

20.1    Article 20.2 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

Consent required for transfer

20.2    No shares may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Full name and signature of each incorporator	Date of signing
/s/ Rene H. Daignault Rene H. Daignault	April 8, 2004

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EXHIBIT 5.1

SB2 -91 - A/2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99204
(509) 624_1478
FAX (509) 747_1770
E-MAIL: cclysiak@qwest.net

November 30, 2004

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

RE: NSM HOLDINGS, INC.

Gentlemen:

Please be advised that, I have reached the following conclusions regarding the above offering:

1. NSM HOLDINGS, INC. (the "Company") is a duly and legally organized and exiting Delaware state corporation, with its registered office located in Wilmington, Delaware and its principal place of business located in Vancouver, British Columbia, Canada. The Articles of Incorporation and corporate registration fees were submitted to the Delaware Secretary of State's office and filed with the office on April 8, 2004. The Company's existence and form is valid and legal pursuant to the representation above.

2. The Company is a fully and duly incorporated Delaware corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non_assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Delaware, its Constitution and reported judicial decisions interpreting those laws and when such stock was issued it was duly authorized, fully paid for and non_assessable. The common stock to be sold under this Form SB_2 Registration Statement is likewise legal under the laws of the State of Delaware.

3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.
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Securities and Exchange Commission
RE: NSM HOLDINGS, INC.
November 30, 2004

5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6. All tax benefits to be derived from the Company’s operations shall inure to the benefit of the Company. Shareholders will receive no tax benefits from their stock ownership, however, this must be reviewed in light of the Tax Reform Act of 1986.

7. By directors’ resolution, the Company has authorized the issuance of up to 2,500,000 shares of common stock.

The Company's Articles of Incorporation presently provide the authority to the Company to issue 100,000,000 shares of Common Stock, $0.001 par value. Therefore, the 2,500,000 shares of common stock, when offered and sold in the manner described in the registration statement, will be duly authorized, fully paid, and non-assessable.
Further, the registration statement filed by the Company relates to the resale by certain selling shareholders of up to 945,000 shares of common stock.

It is my opinion that:

1. The shares of common stock offered by certain selling shareholders which are included in the registration statement were validly issued, fully paid and are non-assessable.

2. The shares of common stock when sold, will be legally issued, fully paid and non-assessable.

I consent to filing this opinion as an exhibit to the Company’s Form SB-2 registration statement.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak

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EXHIBIT 10.1

SB2 -94 - A/2

ASSET PURCHASE AGREEMENT

This asset purchase agreement is made as of this 30th day of April, 2004 by and between Northern Star Distributors Ltd., a British Columbia corporation with an executive office at Suite 210D, 8351 Alexandra Road, Richmond, British Columbia, V6X 3P3, Canada (the “Buyer”), and Hansa Capital Corp., a British Columbia company with an executive office at 1145 West 7th Avenue, Vancouver, British Columbia, V6H 1B5, Canada (the “Seller”).

Factual Background

The parties acknowledge that the agreement set forth below is premised upon the following mutual understanding:

A.	The Seller is the owner of the Internet domain name “northernstarmall.com” (the “Domain Name”).

B.	Buyer desires to purchase the Domain Name and certain related assets of the Seller in accordance with the terms and conditions set forth herein.

Terms of Agreement

In consideration of the mutual promises and obligations set forth below, the parties agree that:

1.	Currency. All references to dollars are to Canadian dollars unless otherwise indicated.

2.
Assets to be Transferred by the Seller. In exchange for the purchase price and other agreements described below, the Seller will transfer to the Buyer by warranty bill of sale and assignment, free and clear of all liens, encumbrances and other rights or restrictions, all of the following assets (collectively the “Assets”):

a.	all right, title and interest of the Seller in the Domain Name;

b.	all right, title and interest that the Seller may have in the trade name “northernstarmall.com” and all logos and other marks associated with the trade name (the “Trade Names”); and

c.	all right, title and interest in the inventory used in the business associated with the Domain Name and the Trade Names.

3.	Purchase Price. The Buyer will pay to the Seller Ten Thousand Dollars ($10,000) for the Assets (the “Purchase Price”).

4.
Payment of Purchase Price. As consideration for the Purchase Price, the Buyer will give a promissory note to the Seller for the principal amount of $10,000 with a simple interest rate of 3% per annum, which is the sum of the overnight rate set by the Bank of Canada on April 13, 2004, plus an additional 1%, all to be paid on or before December 31, 2004 (the “Promissory Note”). The Promissory Note will be in a form that is acceptable to the Seller and its counsel.

5.
Closing. The parties will agree on a Closing date not later than April 30, 2004. On the date hereof, each of the parties will sign all of the documents required to complete this agreement. The Buyer will submit a transfer request to the Seller’s domain registration agent and the Seller will, upon receipt of the transfer request from its domain registration agent, approve and accept the transfer of the Domain.

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6.	Conditions Precedent to Buyer’s Obligations. The obligations of the Buyer to complete this agreement are expressly subject to the following conditions:

a.	The Seller must have approved and accepted the transfer request.

b.
The Seller must have delivered to the Buyer the warranty bill of sale and assignments conveying good and marketable title to the Assets, free of all liens and encumbrances, in a form acceptable to the Buyer and its counsel.

c.	All representations and warranties of the Seller set forth in this agreement must be true, complete and accurate as of the date of the Closing.

7.	Conditions Precedent to Seller’s Obligations. The obligations of the Seller to complete this agreement are expressly subject to the following conditions:

a.	The Buyer must have submitted a transfer request to the Seller’s domain registration agent

b.	The Buyer must have delivered the Promissory Note to the Seller.

c.	All representations and warranties of the Buyer set forth in this agreement must be true, complete and accurate as of the date of the Closing.

8.	Representations and Warranties of the Seller. As a material inducement to the Buyer to purchase the Assets as contemplated by this agreement, the Seller represents and warrants to the Buyer that:

a.
The Seller is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, and has the power under its articles of incorporation to transfer the Assets and enter into and perform this agreement.

b.
The execution, delivery and performance of this agreement have been validly authorized by appropriate corporation action, the authorization is effective, and no other corporate authorization is necessary for the Seller to properly complete the transactions contemplated in this agreement.

c.	On the date of the Closing the Seller will have good and marketable title to the Assets, free and clear of liens, encumbrances and rights of others.

d.
The Seller has properly registered the Domain Name without committing fraud or misrepresentation, has not received any claim from a third party that the use of Domain Name violates the rights of the third party, has not used the Domain Name for any illegal purpose.

e.	The use of the Domain Name does not infringe the rights of any third party in any jurisdiction.

f.
No legal actions, suits, or other legal or administrative proceedings are pending or, to the best of the Seller’s knowledge, threatened against the Seller in regard to the Assets, and the Seller is not aware of any facts that might result in any action, suit or proceeding.

g.
No representation or warranty made by Seller in this agreement or in any statement or certificate furnished to Buyer under this agreement or in connection with it, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained not misleading.

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h.
The representations and warranties of the Seller set forth above are made upon the signing of this agreement and will be deemed to be made again at the time of the Closing, and such representations and warranties will survive the date of the Closing.

9.	Representations and Warranties of the Buyer. As a material inducement to the Seller to sell the Assets as contemplated by this agreement, the Buyer represents and warrants to the Seller that:

a.
The Buyer is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, and has the power under its articles of incorporation to acquire the Assets and enter into and perform this agreement.

b.
The execution, delivery and performance of this agreement have been validly authorized by appropriate corporation action, the authorization is effective, and no other corporate authorization is necessary for the Buyer to properly complete the transactions contemplated in this agreement.

c.
No representation or warranty made by Buyer in this agreement or in any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection herewith, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

d.
The representations and warranties of the Buyer set forth above are made upon the signing of this agreement and will be deemed to be made again at the time of the Closing, and such representations and warranties will survive the date of the Closing.

10.	General Provisions.

a.	Time. Time is of the essence of this agreement and any amendment to it.

b.
Assignment. This agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this agreement without the written consent of the other.

c.
Notices. All notices and statements must be in writing and, together with any payments, be delivered personally or by overnight courier service, return receipt requested, delivery prepaid to the intended party at the address given at the beginning of this agreement. Any notice is deemed to be received upon delivery, if personally delivered, or one business day after depositing with an overnight courier service if so deposited.

d.
Entire Understanding. This agreement represents the entire understanding and agreement between the parties and supersedes all prior negotiations, representations and agreements made by and between them

e.	Counterparts. This agreement may be signed in two or more counterparts and delivered to the parties by fax. The counterparts together are deemed to be one original agreement.

f.
Enforceability. The invalidity or enforceability of any particular provision of this agreement does not affect the other provisions, and the agreement must construed in all respects as if the invalid or unenforceable provisions were omitted.

g.	Jurisdiction. This agreement is governed by the laws of British Columbia, and any litigation arising out of this agreement must be conducted in the courts of British Columbia.

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Execution by the Parties

The duly authorized signatures of the parties below are evidence of the parties’ agreement as of the date set out on page 1.

Northern Star Distributors Ltd., a British Columbia corporation

By:    /s/ Zuber Jamal

Its:     President        , duly authorized

Hansa Capital Corp., a British Columbia corporation

By:    /s/ signed

Its:     President        , duly authorized

SB2 -98 - A/2

EXHIBIT 10.2

SB2 -99 - A/2

SUBLEASE

THIS SUBLEASE dated for reference April 1, 2004

BETWEEN:

David Higano a person residing in the province of British Columbia and having an office at Suite 210D, 8351 Alexandra Rd. Richmond BC V6X 3P3

(the “Sublandlord”)

AND:

Northern Star Distributors Ltd., a corporation duly incorporated under the laws of the province of British Columbia and having an office at Suite 1107-11871 Horseshoe Way, Richmond, BC V7A 5H5

(the “Subtenant”)

WHEREAS:

A.  By a lease made as of Feb 1, 2004 (collectively, the “Head Lease leased to the Sublandlord upon and subject to the terms of the Head Lease, certain premises located on the 2nd floor in the building municipally known as 8351 Alexandra Rd. Richmond BC V6X 3P3 (the “Building”), which premises (the “Leased Premises”) are more particularly described in the Head Lease.

B.  The Sublandlord and the Subtenant have agreed to enter into this Sublease on the terms hereinafter set forth.

NOW THEREFORE in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties agree as follows:

(1)	Capitalized Terms

Capitalized terms used in this Sublease will have the meanings ascribed to them in the Head Lease unless otherwise defined herein.

(2)	Grant Of Sublease.

Subject to the consent of the Head Landlord, the Sublandlord subleases the Leased Premises (referred to as the “Sublet Premises” in this Sublease) from the Sublandlord for the balance of the Term, less one day (the “Sublease Term”).

(3)	Basic Rent and Additional Rent

The Subtenant covenants to pay as basic rent (“Sublease Basic Rent”) for the whole period of the Sublease Term commencing on April 1, 2004 and ending on March 31, 2005 the sum of $6,000 per annum, in equal monthly instalments payable in advance on the first day of each and every month. The Subtenant covenants to pay all Additional Rent when due under the Head Lease. The Sublease Basic Rent and Additional Rent will be referred to collectively as “Rent”.

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(4)	Net Rent

Rent payable under this Sublease will be net and care free to the Sublandlord, and will be payable without deduction or set-off by the Subtenant throughout the Sublease Term. All costs incurred by the Sublandlord in collecting any amounts payable hereunder or enforcing any right or obligation of the Subtenant under this Sublease will be payable by the Subtenant on demand and will be deemed to be Rent for all purposes from the date demand therefor is made. In addition to Rent hereunder, the Subtenant will remit to the Sublandlord any goods and services tax or other tax or imposition collectible by the Sublandlord for the use of the Sublet Premises by the Subtenant or goods or services provided to the Subtenant, and the Sublandlord will be entitled to exercise all remedies in respect of any failure by the Subtenant to pay such amounts as if they were Rent in arrears. From the date any Rent or other amounts payable under this Sublease are due until they are actually paid, they will bear interest at the rate of [percentage] % per annum.

(5)	Subtenant’s Covenants.

The Subtenant acknowledges having received and read a copy of the Head Lease and covenants and agrees with the Sublandlord:

(a)	to perform all of the obligations of the Tenant under the Head Lease.

(b)	to abide by any rules and regulations governing the use of the Premises and the Building appended to the Head Lease, as the same may be amended from time to time;

(c)	to pay Rent and perform all of the obligations of the Subtenant under this Sublease;

(d)	not to do or omit to do any act in or around the Sublet Premises which would cause a breach of the Sublandlord’s obligations as Tenant under the Head Lease;

(e)
to promptly pay when due to the authorities having jurisdiction all Taxes (whether imposed upon the Subtenant or otherwise) attributable to the personal property, trade fixtures, business, income, or occupancy of the Subtenant or any other occupant of the Sublet Premises and to any leasehold improvements or fixtures within the Sublet Premises, and to the use by the Subtenant or its officers, employees, and invitees of any of the Common Facilities; and

(f)
to indemnify and save harmless the Sublandlord against and from any and all expenses, costs, damages, suits, actions, or liabilities arising or growing out of the failure of the Subtenant to perform any of its obligations hereunder and from all claims and demands of every kind and nature made by any person or persons to or against the Sublandlord for all and every manner of costs, damages, or expenses incurred by or injury or damage to such person or persons or his, her, or their property, to the extent such claims or demands arise out of the use and occupation of the Sublet Premises by the Subtenant or its officers, employees, or any other person authorized or permitted by the Subtenant to be on the Sublet Premises or in or about the Building or any of the above-mentioned, and from all costs, counsel fees, expenses, and liabilities incurred by reason of any such claim or any action or proceeding brought thereon.

(6)	Subtenant’s Breach

If the Subtenant fails to perform any of its obligations herein, the Sublandlord will have all of the remedies against the Subtenant which the Head Landlord has under the Head Lease for a breach thereof, whether expressly set out in the Head Lease or arising in law or equity.

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(7)	Sublandlord’s Covenants

Subject to the Head Landlord first consenting to this Sublease and the due performance by the Subtenant of its obligations herein, the Sublandlord covenants and agrees with the Subtenant:

(a)	for quiet enjoyment of the Sublet Premises;

(b)	to enforce against the Head Landlord for the benefit of the Subtenant the obligations of the Head Landlord under the Head Lease which materially affect the Sublet Premises;

(c)	to perform all of the obligations of the Sublandlord under this Sublease; and

(d)	to perform all of the obligations of the Sublandlord under the Head Lease which materially affect the Sublet Premises, including without limitation the payment of Rent pursuant to the Head Lease.

(8)	Use

The Sublet Premises will be used by the Subtenant solely for the purpose of corporate offices and for no other purpose.

(9)	Insurance

The Subtenant will take out and maintain throughout the Sublease Term insurance with respect to the Sublet Premises providing for the coverages and upon the terms required in the Head Lease to be maintained by the Sublandlord. The Sublandlord and the Head Landlord will be shown as named insureds on all liability policies, with a cross liability and severability of interest endorsement, and each property insurance policy will contain a waiver of subrogation with respect to the Head Landlord and the Sublandlord. The Subtenant releases the Sublandlord from any claim the Subtenant may have which is or would be insured against by the insurance policies which the Subtenant is required to maintain by this Sublease.

(10)	Assigning or Subletting by the Subtenant

The Subtenant agrees that with respect to any assigning or subletting by it, the provisions of the Head Lease apply with the following amendments thereto:

(a)	each reference to the Landlord, the Tenant, the Lease and the Leased Premises will become, respectively, the Sublandlord, the Subtenant, the Sublease and the Sublet Premises;

(b)	any references to a period of days will be extended by 30 days; and

(c)	the Sublandlord will have the additional right to withhold and/or delay its consent if it has not received the prior written consent of the Head Landlord.

(11)	Exercise of Rights

The determination of any state of facts, promulgation of any rules or regulations, or the taking of any other action or exercise of any other rights under the Head Lease which is permitted to the Head Landlord will, upon written notice to the Subtenant of such action or exercise, be binding upon the Subtenant and the Sublet Premises.

(12)	Paramountcy of Head Lease

The Subtenant acknowledges and agrees that it has no greater interest in the Sublet Premises than the Sublandlord under the Head Lease. To the extent that any right or benefit conferred by this Sublease contravenes or is incompatible with the Head Lease, such right or benefit will be amended or modified so as not to contravene or be incompatible with the Head Lease.

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(13)	Notices

All notices, consents, and approvals permitted or required to be given hereunder will be in writing and will be delivered to the Sublandlord or the Subtenant as the case may be as follows:

(a)	to the Sublandlord at 8351 Alexandra Rd. Richmond BC V6X 3P3

Attention: David Higano;

(b)	to the Subtenant at the Sublet Premises

Attention: Zuber Jamal

Any notice so made will be deemed to have been given and received on the date of delivery on a business day to an adult person on the premises specified above and if no adult person is present, by posting the notice prominently at the entrance of the premises specified.

(14)	Successors and Assigns

Except as otherwise provided herein, all of the rights and obligations of a party enure to the benefit of and are binding upon the successors and assigns of that party.

(15)	Further Assurances

Each party agrees to execute such further assurances as may be reasonably required from time to time by any other party to more fully effect the true intent of this Sublease.

(16)	Directory Boards

Subject to the Head Landlord’s consent and pursuant to the terms of the Head Lease, where applicable, the Subtenant will have the right to include the name of its firm on the Building directory board, in the main Building lobby, and on the 2nd floor of the Building at the Sublandlord’s expense.

(17)	Entire Agreement and “As Is”

This Sublease merges and supersedes all prior negotiations, representations, and agreements between the parties relating in any way to the Sublet Premises. The parties agree that there are no representations, covenants, agreements, warranties, or conditions in any way relating to the subject matter of this Sublease or the occupation or use of the Sublet Premises, whether express or implied, or otherwise, except as set forth in this Sublease.

(18)	Waiver

No waiver by the Sublandlord of a condition or the performance of an obligation of the Subtenant hereunder binds the Sublandlord unless in writing and executed by it, and no waiver given by the Sublandlord will constitute a waiver of any other condition or performance by the Subtenant of its obligations hereunder in any other case.

(19)	Sublease Execution and Head Landlord’s Consent Required

This Sublease and all subsequent amendments thereto are only binding on the Sublandlord and the Subtenant respectively, if in writing and executed by authorized signatories for the Sublandlord and the Subtenant and if executed copies thereof have been delivered to each party. It is a condition precedent to this Sublease and all obligations of the Sublandlord and Subtenant hereunder that the Head Landlord consents to this Sublease. The parties agree to use their commercially reasonable best efforts to obtain the consent of the Head Landlord to this Sublease, and to provide all such information and assurances (other than third-party guarantees or covenants or additional security) as the Head Landlord may reasonably require in this regard.

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(20)	Governing Law

This Sublease will be governed in accordance with laws applicable in the province of British Columbia, and the parties irrevocably attorn to the non-exclusive jurisdiction of the courts of British Columbia.

IN WITNESS WHEREOF the parties have duly executed this Sublease as of the date set out above.

[if a party is an individual:]

SIGNED, SEALED & DELIVERED

by [name] in the presence of:

__________________________________________________________________
Signature of Witness

Name:_____________________________________________________________

Address:__________________________________________________________

Occupation:________________________________________________________
) ) ) ) ) /s/ David Higano ) [name] ) ) ) ) ) ) ) )

[if a party is a corporation:]

The Corporate Seal of Northern Star Distributors Ltd. has been affixed to this document in the presence of:

/s/ Zuber Jamal

Authorized Signatory                    C/S

Authorized Signatory

The consent to sublease should include the following schedule:

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EXHIBIT 23.1

SB2 -105 - A/2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 17, 2005 included in the Registration Statement on Form SB-2 Amendment No. 2 and related Prospectus of NSM Holdings, Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”
MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada

April 8, 2005

SB2 -106 - A/2

EXHIBIT 23.2

SB2 -107 - A/2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99204
(509) 624_1478
FAX (509) 747_1770
E-MAIL: cclysiak@qwest.net

November 30, 2004

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

RE: NSM HOLDINGS, INC.

Gentlemen:

Please be advised that, I have reached the following conclusions regarding the above offering:

1. NSM HOLDINGS, INC. (the "Company") is a duly and legally organized and exiting Delaware state corporation, with its registered office located in Wilmington, Delaware and its principal place of business located in Vancouver, British Columbia, Canada. The Articles of Incorporation and corporate registration fees were submitted to the Delaware Secretary of State's office and filed with the office on April 8, 2004. The Company's existence and form is valid and legal pursuant to the representation above.

2. The Company is a fully and duly incorporated Delaware corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non_assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Delaware, its Constitution and reported judicial decisions interpreting those laws and when such stock was issued it was duly authorized, fully paid for and non_assessable. The common stock to be sold under this Form SB_2 Registration Statement is likewise legal under the laws of the State of Delaware.

3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

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Securities and Exchange Commission
RE: NSM HOLDINGS, INC.
November 30, 2004

5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6. All tax benefits to be derived from the Company’s operations shall inure to the benefit of the Company. Shareholders will receive no tax benefits from their stock ownership, however, this must be reviewed in light of the Tax Reform Act of 1986.

7. By directors’ resolution, the Company has authorized the issuance of up to 2,500,000 shares of common stock.

The Company's Articles of Incorporation presently provide the authority to the Company to issue 100,000,000 shares of Common Stock, $0.001 par value. Therefore, the 2,500,000 shares of common stock, when offered and sold in the manner described in the registration statement, will be duly authorized, fully paid, and non-assessable.
Further, the registration statement filed by the Company relates to the resale by certain selling shareholders of up to 945,000 shares of common stock.

It is my opinion that:

1. The shares of common stock offered by certain selling shareholders which are included in the registration statement were validly issued, fully paid and are non-assessable.

2. The shares of common stock when sold, will be legally issued, fully paid and non-assessable.

I consent to filing this opinion as an exhibit to the Company’s Form SB-2 registration statement.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak

SB2 -109 - A/2

SUBSCRIPTION AGREEMENT

NSM Holdings, Inc.
Suite 210D
8351 Alexandra Road
Richmond, British Columbia
V6X 3P3 Canada

Dear Sirs:

Concurrent with the signing of this agreement, the undersigned (the “Purchaser”) is purchasing ________________________ shares of common stock (the “Shares”) in the capital of NSM Holdings, Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

The Purchase confirms the subscription for and the purchase of the Shares and agrees to pay the Subscription Price for the Shares as calculated below. The Purchaser further confirms that Zuber Jamal solicited the Purchaser to purchase the Shares and no other person participated in such solicitation other than Mr. Jamal.

Calculation of Subscription Price

_______________________      X US$0.10  =  US$_________________________
Number of Shares Purchased      Total Subscription Price

Form of Payment: Cash:_______     Check:_______     Other:_______

Make check payable to: NSM Holdings, Inc.

Please ensure funds are in US Dollars

Dated:__________________________

__________________________________
Signature of Purchaser

__________________________________
Name of Purchaser

__________________________________
Address of Purchaser

__________________________________

________________________________________________________________________________________________________________________________________

NSM Holdings, Inc.

By:__________________________________

Title:_________________________________

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